UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ASSOCIATED BANC-CORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 14, 2013

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CDT) on Tuesday, April 23, 2013, at the Fort Howard Theater — Bemis Center, St. Norbert College, 100 Grant Street, De Pere, Wisconsin. We will present an economic/investment update beginning at 10:00 a.m., with Associated’s Wealth Management professionals providing an update on the equity market and interest rate environment.

Once again this year, we are taking advantage of the Securities and Exchange Commission rules allowing companies to provide their shareholders with access to proxy materials over the Internet. On or about March 14, 2013, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders informing them that our Proxy Statement, the 2012 Summary Annual Report to Shareholders and our 2012 Form 10-K, along with voting instructions are available online. As more fully described in the Notice, shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our shareholders with access to the proxy materials in a fast, easily accessible and efficient manner.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

We always appreciate your input and interest in Associated Banc-Corp. Please e-mail comments or questions to shareholders@associatedbank.com.

Sincerely,

William R. Hutchinson

Chairman of the Board

Philip B. Flynn

President and CEO

1200 Hansen Road

Green Bay, Wisconsin 54304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 23, 2013

Holders of Common Stock of Associated Banc-Corp:

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at the Fort Howard Theater — Bemis Center, St. Norbert College, 100 Grant Street, De Pere, Wisconsin, on Tuesday, April 23, 2013, at 11:00 a.m. (CDT) for the purpose of considering and voting on the following proposals:

1.	The election of 11 individuals recommended by the Board of Directors to serve as directors.

2.	The approval of the Associated Banc-Corp 2013 Incentive Compensation Plan.

3.	Advisory approval of Associated Banc-Corp’s named executive officer compensation.

4.	The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2013.

5.	Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed February 28, 2013, as the record date for determining the shareholders of Associated Banc-Corp entitled to receive notice of and to vote at the meeting, and only holders of Common Stock of Associated Banc-Corp of record at the close of business on such date will be entitled to receive notice of and to vote at such meeting and all adjournments.

Randall J. Erickson

Executive Vice President,

General Counsel

& Corporate Secretary

Green Bay, Wisconsin

March 14, 2013

YOUR VOTE IS IMPORTANT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2013:

The proxy statement and annual report are available online at www.proxydocs.com/ASBC.

YOU CAN VOTE BY INTERNET — www.proxydocs.com/ASBC.

YOU CAN ALSO VOTE BY TELEPHONE AT 1-866-390-6276.

IF YOU DO NOT VOTE BY USING THE INTERNET OR THE TELEPHONE, YOU ARE URGED TO SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY OR YOUR PROMPT VOTE BY USING THE INTERNET OR THE TELEPHONE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED BANC-CORP IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

i

ii

1200 Hansen Road

Green Bay, Wisconsin 54304

PROXY STATEMENT

ANNUAL MEETING — APRIL 23, 2013

Information Regarding Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Associated Banc-Corp (“Associated”) to be voted at the Annual Meeting of Shareholders on Tuesday, April 23, 2013, (the “Annual Meeting”) and at any and all adjournments of such meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2013.

Securities and Exchange Commission (“SEC”) rules allow us to make our proxy statement and other annual meeting materials available to you on the Internet. On or about March 14, 2013 we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”), to our shareholders advising them that this Proxy Statement, the 2012 Summary Annual Report to Shareholders (the “Summary Annual Report”) and Associated’s annual report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”), along with voting instructions may be accessed over the Internet at www.proxydocs.com/asbc. You may then access these materials and vote your shares over the Internet, or you may request that a printed copy of the proxy materials be sent to you. If you want to receive a paper or e-mail copy of these materials, you must make the request over the Internet at www.investorelections.com/asbc, by calling toll free 1-866-648-8133, or by sending an e-mail to paper@investorelections.com. There is no charge to you for requesting a paper or e-mail copy. If you would like to receive a paper or e-mail copy of the proxy materials, please make your request on or before April 9, 2013 in order to facilitate timely delivery. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

The cost of solicitation of proxies will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and employees of Associated may, without extra compensation, solicit proxies by telephone or personal interview. Associated has retained D.F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. Associated has agreed to pay D.F. King & Co., Inc. up to $7,000 plus its out-of-pocket expenses for these services. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expenses.

VOTE BY INTERNET — www.proxypush.com/asbc.    Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 22, 2013. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You will be required to enter the unique control number imprinted on your Notice or proxy card in order to vote online.

The Internet voting procedures are designed to authenticate Associated’s shareholders’ identities, to allow Associated’s shareholders to provide their voting instructions, and to confirm that Associated’s shareholders’ instructions have been recorded properly. Shareholders who wish to vote over the Internet should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. If you vote by Internet, please do not mail your proxy card.

VOTE BY TELEPHONE — 1-866-390-6276.    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2013. Have your Notice or proxy card, if you have requested paper copies of the proxy materials, in hand when you call and then follow the instructions. If you vote by telephone, please do not mail your proxy card.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by two judges of election who are senior officers of Associated and who will determine whether or not a quorum is present. The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The judges of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum for the meeting.

Shareholders are urged to vote as promptly as possible by Internet or telephone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary of Associated a written revocation or a duly executed proxy bearing a later date. Such proxies may not be revoked via the Internet. Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees for director, “FOR” the Associated Banc-Corp 2013 Incentive Compensation Plan, “FOR” the advisory approval of Associated’s named executive officer compensation and “FOR” the ratification of the selection of KPMG LLP as Associated’s independent registered public accounting firm.

The Corporate Secretary of Associated is Randall J. Erickson, 1200 Hansen Road, Green Bay, Wisconsin 54304.

Record Date and Voting Securities

The Board has fixed the close of business on February 28, 2013, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

The securities of Associated entitled to be voted at the meeting consist of shares of its common stock, $0.01 par value (“Common Stock”), of which 167,608,306 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. No other class of securities will be entitled to vote at the Annual Meeting.

Summary Annual Report and 2012 Form 10-K

The Proxy Statement, the Summary Annual Report, and the 2012 Form 10-K have been either mailed or made available online to shareholders of record. The Summary Annual Report and the 2012 Form 10-K do not constitute a part of the proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors elected at the Annual Meeting will serve for one year terms expiring at the 2014 Annual Meeting and, with respect to each director, until his or her successor is duly elected and qualified. The term of each director listed under “Nominees for Election to Our Board” expires at the Annual Meeting.

Unless otherwise directed, all proxies will be voted “FOR” the election of each of the individuals nominated to serve as directors. The biographical information below for each nominee includes the specific experience, qualifications, attributes or skills that led to the Corporate Governance Committee’s conclusion that such nominee should serve as a director. The 11 nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors. Under Associated’s Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “FOR” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is required to make a recommendation to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.

Each nominee has consented to serve as a director, if elected, and as of the date of this Proxy Statement, Associated has no reason to believe that any of the nominees will be unable to serve. Correspondence may be directed to nominees at Associated’s executive offices.

The information presented below is as of February 28, 2013.

Nominees for Election to Our Board

Philip B. Flynn	Director since 2009
Age: 55

Philip B. Flynn joined Associated Banc-Corp as President and Chief Executive Officer in December 2009. Prior to joining Associated, Mr. Flynn held the position of Vice Chairman and Chief Operating Officer of Union Bank in California. During his nearly 30-year career at Union Bank, he held a broad range of other executive positions, including chief credit officer and head of commercial banking, specialized lending and wholesale banking activities. Mr. Flynn is a member of the University of Wisconsin-Green Bay Foundation Board of Directors, the Milwaukee Art Museum Board of Trustees, the Board of Wisconsin Manufacturers & Commerce, and the Board of Trustees of the Medical College of Wisconsin. Mr. Flynn’s qualifications to serve as a director and Chair of the Corporate Development Committee include his executive level responsibility at a large financial institution.

John F. Bergstrom	Director since 2010
Age: 66

John F. Bergstrom is Chairman and Chief Executive Officer of Bergstrom Corporation of Neenah, Wisconsin, one of the top 50 largest automobile dealer groups in the United States. Mr. Bergstrom also serves as a director of Kimberly-Clark Corporation, Wisconsin Energy Corporation and its wholly owned subsidiary Wisconsin Electric Power Company, Advance Auto Parts, and the Green Bay Packers, Inc. Mr. Bergstrom has also served as a director of Sensient Technologies Corp. (through April 2006), Banta Corporation (through January 2007) and Midwest Air Group, Inc. (through June

2007). In December 2012, Mr. Bergstrom completed the National Association of Corporate Directors (“NACD”) corporate training program for Compensation Committee members and is now designated as a Master Fellow for Compensation Committee, governance and best practices. Mr. Bergstrom’s qualifications to serve as a director of Associated and member of the Compensation and Benefits Committee and Trust Committee include his leadership experience as a chief executive officer of a successful retail sales business, his NACD training and public company board experience.

Ruth M. Crowley	Director since 2004
Age: 53

Ms. Crowley is a Principal of Innervisions Management, a consulting practice specializing in the retail business with a focus on brand development, marketing, merchandising, product and consumer segmentation, customer experience and business development in the U.S. and international markets since August 2007. Since 2011, Ms. Crowley has been working with Summit Resources International as Executive Vice President over International Business and Brand Development in an initiative with Viacom International, Nickelodeon and MTV. She was the President of Motorsports Authentics, designing and creating products for NASCAR drivers and teams with oversight responsibility for retail and wholesale businesses from March 2006 to August 2007. Previously, she was Vice President and General Merchandise Manager for Harley-Davidson from February 2000 through February 2006. From 1998 to 2000, she was Senior Vice President with the Recreation Group of Universal Studios in California (Universal Theme Parks). She has held management positions in all sectors of the retail industry for over 25 years. She currently also serves as Vice Chairman of the Board of Governors of the University of North Texas School of Retail, Merchandising and Hospitality Management. Her knowledge of the consumer business and experience in retail operations, marketing and brand development adds depth to the skills of the Board in retail strategy. Ms. Crowley’s qualifications to serve as director of Associated and member of the Compensation and Benefits Committee and the Trust Committee include executive level experience and responsibility for significant and diverse business models as well as her certification as an NACD Board Leadership Fellow.

Ronald R. Harder	Director since 1991
Age: 69

Mr. Harder is presently retired. He served as the Chief Executive Officer of Jewelers Mutual Insurance Company, Neenah, Wisconsin, from 2005 to 2007, as President and Chief Executive Officer from 1982 until 2005, and was an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals. Mr. Harder has served on several for-profit and non-profit boards of directors. He utilizes skills developed through his managerial experience over the course of his career in his service as a senior executive. His qualifications to serve as a director of Associated and member of the Audit Committee and Corporate Governance Committee include serving as the Chief Executive Officer of Jewelers Mutual Insurance Company, one of the largest specialty-line underwriters of this type in the U.S.

William R. Hutchinson	Director since 1994
Age: 70

Mr. Hutchinson is Chairman of the Board. He has served as President of W. R. Hutchinson & Associates, Inc., an energy industry consulting company, since April 2001. Previously, he was Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. from January 1999 to April 2001 and held the positions of Vice President — Financial Operations, Treasurer, Controller, and Vice President —Mergers, Acquisitions & Negotiations of Amoco Corporation, Chicago, Illinois, from 1981 until 1999. Mr. Hutchinson also serves as an independent director and Chairman of the Audit Committees of 31 closed-end mutual funds in the Legg Mason Inc. Fund Complex. Although Mr. Hutchinson is not currently serving on Associated’s Audit Committee, he meets the requirements of an audit committee financial expert. Mr. Hutchinson’s qualifications to serve as Chairman of the Board of Directors of Associated and member of the Corporate Development Committee include executive level responsibility for the financial operations of a large publicly traded company and significant mergers and acquisitions experience.

Robert A. Jeffe	Director since 2011
Age: 62

Mr. Jeffe is Co-Chairman and Co-Founder of Hawkwood Energy, a U.S. domestic onshore exploration and production company based in Denver. He is also Chairman of the U.S. subsidiary of Tiandi Energy, a petroleum consulting and engineering company based in Beijing and Houston, and is a member of the parent company board. Prior to the formation of Hawkwood Energy, Mr. Jeffe served as Chairman of the Corporate Advisory Group of Deutsche Bank from November 2004 until February 2011. Previously, Mr. Jeffe served as Senior Vice President of Corporate Business Development for General Electric Company from December 2001 to November 2004, and as a member of GE Capital’s board of directors from January 2002 to June 2004. Mr. Jeffe has more than 34 years of investment banking experience and prior to working at Deutsche Bank, he was with Morgan Stanley, Credit Suisse and Smith Barney (now Citigroup) serving at all three firms as Managing Director, Head of the Global Energy and Natural Resources Group, and a member of the Investment Banking Management Committee and Global Leadership Group. At Morgan Stanley, Mr. Jeffe also was Co-Head of Global Corporate Finance. Mr. Jeffe’s qualifications to serve as a director of Associated and member of the Compensation and Benefits Committee, the Corporate Development Committee and the Enterprise Risk Committee include his extensive investment banking and corporate finance experience, as well as his leadership roles at several large financial institutions and energy companies and his board positions at these energy firms.

Eileen A. Kamerick	Director since 2007
Age: 54

Ms. Kamerick has been the Chief Financial Officer of Press Ganey Associates, Inc., a leading health care analytics and strategic advisory firm serving over 50% of U.S. hospitals, since October 2012. She previously served as the Managing Director and Chief Financial Officer of Houlihan Lokey, an international investment bank from May 2010 to October 2012. From August 2008 to May 2010, she served as Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation, the largest commercial roofing company in the United States, with particular expertise in solar installations and greenroofs. Prior to joining Tecta America Corporation, she served as Executive Vice President and Chief Financial Officer of BearingPoint, Inc., a management and technology consulting firm from May 2008 to June 2008. BearingPoint, Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 18, 2009. Prior to joining BearingPoint, Inc., she served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick & Struggles International, Inc., an international executive search and leadership consulting firm, from June 2004 to May 2008. Ms. Kamerick served on the board of directors of The ServiceMaster Company from 2005 to 2007. She also currently serves on the board of directors of Westell

Technologies, Inc. and serves as an independent director of 31 closed-end mutual funds in the Legg Mason Inc. Fund Complex. She has formal training in law, finance, and accounting and meets the requirements of an audit committee financial expert. Her qualifications to serve as a director of Associated, Chair of the Audit Committee and member of the Corporate Development Committee and the Corporate Governance Committee include her executive-level responsibilities for the financial operations of both public and private companies, her board positions on public companies and her experience as a frequent law school lecturer on corporate governance.

Richard T. Lommen	Director since 2004
Age: 68

Mr. Lommen is Chairman of the Board of Courtesy Corporation, a McDonald’s franchisee, located in La Crosse, Wisconsin. Prior to that, he served as President of Courtesy Corporation from 1968 to 2006. Mr. Lommen served as Vice Chairman of the Board of First Federal Capital Corp from April 2002 to October 2004, when it was acquired by Associated. His qualifications to serve as a director of Associated, Chairman of the Compensation and Benefits Committee and a member of the Enterprise Risk Committee include his successful small business/franchise ownership, his experience in all aspects of franchise ownership, particularly management and instruction of retail employees, and marketing and sales to consumers and his service as Vice Chairman of First Federal Capital Corp.

J. Douglas Quick	Director since 1991
Age: 66

Mr. Quick has served as Chairman of Lakeside Foods, Inc., Manitowoc, Wisconsin, since July 2008, and prior to that time served as Chairman and Chief Executive Officer of Lakeside Foods, Inc. from July 2007 to June 2008 and President and Chief Executive Officer of Lakeside Foods, Inc. from 1986 to June 2007. Lakeside Foods, Inc. is a food processor of a diverse line of food products sold throughout the United States and the world. Mr. Quick’s qualifications to serve as a director of Associated, Chairman of the Corporate Governance Committee and a member of the Audit Committee include 22 years of executive leadership experience as Chief Executive Officer and as a director of both public and private companies, including Lakeside Foods, Inc., and non-profit organizations, as well as an engineering and business background and management experience in the areas of manufacturing, strategic planning, mergers and acquisitions, and international business.

Karen T. van Lith	Director since 2004
Age: 53

Ms. van Lith is currently a contractor for companies requiring transformative leadership as they go through start-up, rapid growth, mergers and acquisitions or business model changes. She previously served as Chief Executive Officer and a director of MakeMusic, Inc., a publicly-traded company that develops and markets music education technology solutions, from June 2011 until June 2012. Ms. van Lith also has served as a director of Xata Corporation, a publicly traded provider of fleet operations solutions to the transportation industry, since April 2010. Until June 2011, she was a principal of MKB CEO, LLC, a financial advisory and interim CEO services firm, and ran an internet-marketing services company through Beckwith Crowe, LLC. Ms. van Lith was President and Chief Executive Officer of Gelco Information Network, a privately held provider of transaction and information processing systems to corporations and government agencies, based in Eden Prairie, Minnesota, until its sale to Concur Technologies in October 2007. She joined Gelco in 1999 as the Chief Financial Officer of Gelco Information Network; she then served as Chief Operating Officer of the company’s Trade

Management Group, a division of Gelco Information Network, and was named its President and Chief Executive Officer in 2001. Before joining Gelco, she was with Ceridian Corp. for four years, most recently as Senior Vice President for business development and integration with Ceridian Employer Services. Ms. van Lith served as a director of CNS from 2003 to 2006. She was a CPA, has practiced with an international public accounting firm and has served in various executive capacities. She meets the requirements of an audit committee financial expert. Her qualifications to serve as a director of Associated, Chair of the Trust Committee and a member of the Audit Committee include her education in finance and accounting.

John (Jay) B. Williams	Director since 2011
Age: 61

Mr. Williams joined the Board of Directors in July 2011 following a 37-year career in banking. He currently serves as President and Chief Executive Officer of the Milwaukee Public Museum, Inc. Past experience includes a number of senior management roles with PrivateBancorp, U.S. Bank and its predecessors Firstar and First Wisconsin. He is on the Board of Directors of Church Mutual Insurance Company, which insures over 100,000 religious institutions, Northwestern Mutual Wealth Management, a subsidiary of Northwestern Mutual, the Medical College of Wisconsin and the YMCA of Metropolitan Milwaukee and is Chairman of the Board of Trustees of St. Norbert College. His qualifications to serve as a director of Associated and a member of the Compensation and Benefits Committee and Enterprise Risk Committee include his vast experience in the banking industry.

Director Qualifications

Directors are responsible for overseeing Associated’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. The Board believes that there are certain general requirements for service on Associated’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Associated’s current and future needs.

In its assessment of each nominee for director, including those recommended by shareholders, the Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of Associated’s business or other related industries and such other factors that the Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Corporate Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to Associated.

The Board and the Corporate Governance Committee require that each director be a person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board believes that the combination of the various qualifications, skills and experiences of the 2013 director nominees would contribute to an effective and well-functioning Board. The Board and the Corporate Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to Associated’s management.

Recommendation of the Board of Directors

The Board recommends that shareholders vote “FOR” the election of Mses. Crowley, Kamerick and van Lith and Messrs. Flynn, Bergstrom, Harder, Hutchinson, Jeffe, Lommen, Quick and Williams to the Board of Directors.

Affirmative Determinations Regarding Director Independence

Associated’s Board has considered the independence of the nominees for election at the Annual Meeting under the corporate governance rules of the Nasdaq Stock Market (“NASDAQ”). The Board has determined that all of the nominees are independent under the NASDAQ corporate governance rules, except for Mr. Flynn, President and Chief Executive Officer of Associated. Mr. Flynn is not independent because of his service as an executive officer of Associated and not because of any other transactions or relationships.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Committees and Meeting Attendance

The Board held six meetings during 2012. Each of the current directors who served on the Board during 2012 attended at least 75% of the total number of meetings of the Board and its committees of which they were members. Overall attendance at Board and committee meetings during 2012 averaged 94% for the directors as a group.

The Board convened an executive session of its independent directors at all of its regular board meetings held in 2012.

All the directors serve on the Boards of Associated’s two operating subsidiaries, Associated Bank, National Association and Associated Trust Company, National Association. The Board believes that a single governing body to advise and determine strategy for the organization provides the Board with a comprehensive picture of the level and trends in operational and compliance risk exposure for the entire organization and ensures comprehensive oversight of regulatory matters.

The Board has adopted Corporate Governance Guidelines, including a Code of Business Conduct and Ethics, which can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” We will describe on our website amendments to or waivers from our Code of Business Conduct and Ethics in accordance with all applicable laws and regulations.

It is Associated’s policy that all of Associated’s directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2012 Annual Meeting of Shareholders were in attendance with the exception of Ms. van Lith.

The following table lists the current members of each of the standing committees and the number of meetings held by each committee during 2012.

Name	Audit	Compensation and Benefits	Corporate Development	Corporate Governance	Enterprise Risk	Trust
John F. Bergstrom		X				X
Ruth M. Crowley		X				X
Philip B. Flynn*			Chair
Ronald R. Harder	X			X
William R. Hutchinson(1)(2)			X
Robert A. Jeffe		X	X		X
Eileen A. Kamerick(1)	Chair		X	X
Richard T. Lommen		Chair			X
J. Douglas Quick	X			Chair
John C. Seramur					Chair
Karen T. van Lith(1)	X					Chair
John (Jay) B. Williams		X			X
Number of Meetings	14	6	1	3	6	4

*	President and Chief Executive Officer of Associated

(1)	Meets the requirements of an audit committee financial expert

(2)	Mr. Hutchinson may attend meetings of each of the committees

The Board of Directors has adopted written charters for all of its committees. The complete committee charters can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” The following summarizes the responsibilities of the various committees.

Audit Committee

Under the terms of its charter, the Audit Committee of the Board of Directors (the “Audit Committee”) reviews the adequacy of internal accounting controls, reviews with the independent registered public accounting firm its plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, reviews and approves the general nature of audit services by the independent registered public accounting firm, and reviews quarterly and annual financial statements issued by Associated. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, subject to ratification by the shareholders at the Annual Meeting. Both the internal auditors and the independent registered accounting firm meet periodically with the Audit Committee and have access to the Audit Committee at any time. In addition, the Audit Committee oversees management’s bank regulatory compliance.

Compensation and Benefits Committee

Under the terms of its charter, the functions of the Compensation and Benefits Committee of the Board of Directors (the “Compensation and Benefits Committee”) include, among other duties directed by the Board, administration and oversight of Associated’s executive compensation, employee benefit programs and director compensation. The Compensation and Benefits Committee sets the strategic direction of Associated’s executive compensation policies and programs, and oversees managements’ execution of and compliance with that strategic direction. The Compensation and Benefits Committee determines the compensation of Associated’s Chief Executive Officer (the “CEO”) and, with input from the CEO, establishes the compensation of Associated’s other Names Executive Officers (as described below). The Compensation and Benefits Committee also has responsibility for reviewing and assessing risk within Associated’s incentive compensation programs to ensure that such programs do not encourage unnecessary and excessive risk-taking that would threaten that value of Associated or the integrity of its financial reporting. As permitted by its charter, the Compensation Committee engages an independent compensation consultant to advise it on the structure and amount of compensation of Associated’s executive officers and Board of Directors, which is described in detail under “Executive Compensation – Compensation Discussion and Analysis,” below.

Corporate Development Committee

Under the terms of its charter, the functions of the Corporate Development Committee of the Board of Directors (the “Corporate Development Committee”) include, among other duties directed by the Board, reviewing and recommending to the Board proposals for acquisition or expansion activities.

Corporate Governance Committee

Under the terms of its charter, the functions of the Corporate Governance Committee of the Board of Directors (the “Corporate Governance Committee”) include corporate governance oversight, review and recommendation for Board approval of Board and committee charters. The Corporate Governance Committee also reviews the structure and composition of the Board, considers qualification requirements for continued Board service, and recruits new director candidates. The Corporate Governance Committee also advises the Board with respect to the Code of Business Conduct and Ethics.

Enterprise Risk Committee

Under the terms of its charter, the functions of the Enterprise Risk Committee of the Board of Directors (the “Enterprise Risk Committee”) include oversight of the enterprise-wide risk management framework of Associated, including the strategies, policies and practices established by management to identify, assess, measure and manage significant risks.

Trust Committee

Under the terms of its charter, the functions of the Trust Committee of the Board of Directors (the “Trust Committee”) include the supervision of the trust and fiduciary activities of Associated Bank, National Association and Associated Trust Company, National Association to ensure the proper exercise of its trust/fiduciary powers.

Separation of Board Chairman and Chief Executive Officer

In January 2013, the Board approved amendments to the Corporate Governance Guidelines that formally require the separation of the positions of Chairman of the Board and Chief Executive Officer. Currently, Mr. Hutchinson serves as Chairman of the Board and Mr. Flynn serves as Chief Executive Officer. These positions have been separated since Mr. Flynn joined Associated in December 2009 at which time the Board determined that Mr. Hutchinson, our former Lead Director, serving as Chairman would enhance the effectiveness of the Board. Additionally, the Board recognized that managing the Board in the current economic environment is a particularly time-intensive responsibility. Separating the roles allows Mr. Flynn to focus solely on his duties as the Chief Executive Officer which better serves Associated. Separation of these roles also promotes risk management, enhances the independence of the Board from management and mitigates any potential conflicts of interest between the Board and management.

Board Diversity

The Corporate Governance Committee considers attributes of diversity as outlined in the Corporate Governance Committee Charter when considering director nominees. While these attributes are considered on an ongoing basis for the Board as constituted, they are particularly considered in the recruitment and deliberation regarding new nominees. The Corporate Governance Committee Charter sets forth desired diversity characteristics for Board member experience and competencies. The Corporate Governance Committee believes that Associated’s best interests are served by maintaining a diverse and active Board membership with members who are willing, able and well-situated to provide insight into current business conditions, opportunities and risks. The “outside” perspectives of the Board members are key factors in contributing to our success. The following diversity principles were initially implemented in and have been in place since April 2003 and are set forth in the Corporate Governance Committee Charter:

•	The number of directors should be maintained at 10-12 persons with the flexibility to expand, if required, to support acquisitions or mergers.

•	Geographic diversity, as it relates to the markets Associated serves.

•	Industry representation, including a mix and balance of manufacturing, service, public and private company experience.

•

Multi-disciplinary expertise, including financial/accounting expertise, sales/marketing expertise, mergers and acquisition expertise, regulatory, manufacturing, and production expertise, educational institutions, and public service expertise.

•	Racial, ethnic, and gender diversity.

•

A majority of the members of the Board shall be “independent” directors as defined by applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of NASDAQ.

The Corporate Governance Committee has periodically assessed the effectiveness of the principles set forth above, most recently in connection with its activities in preparation for the Annual Meeting. In light of the current Board’s representation of diverse industry, background, communities within Associated’s markets, professional expertise and gender diversity, the Corporate Governance Committee believes that Associated has effectively implemented these principles.

Director Nominee Recommendations

The Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with this section under the same criteria as any other potential nominee. The Corporate Governance Committee believes that a nominee recommended for a position on the Board must have an appropriate mix of experience, diverse perspectives, and skills. Qualifications for nomination as a director can be found in the Corporate Governance Committee Charter. At a minimum, the core competencies should include accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning.

A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Corporate Secretary, Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, that sets forth (1) the name, age, address (business and residence) and principal occupation or employment (present and for the past five years)

of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of Associated beneficially owned (as defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of Associated, whether economic or otherwise, including derivatives and hedges, by the shareholder making the recommendation. Associated may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of Associated.

Communications Between Shareholders and the Board of Directors

Associated’s Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Corporate Secretary, Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, or by e-mail to shareholders@associatedbank.com. All communications will be compiled by Associated’s Corporate Secretary and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Associated or Associated’s business, or communications that relate to improper or irrelevant topics.

Compensation and Benefits Committee Interlocks and Insider Participation

There are no Compensation and Benefits Committee interlocking relationships, as defined by the rules adopted by the Securities and Exchange Commission, and no Associated officer or employee is a member of the Compensation and Benefits Committee.

STOCK OWNERSHIP

Security Ownership of Beneficial Owners

The following table presents information regarding the beneficial ownership of Common Stock with respect to each person who, to our knowledge, was the beneficial owner of 5% or more of our outstanding Common Stock on the Record Date. The information below is from Schedule 13G/A filings reporting holdings as of December 31, 2012.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Columbia Wanger Asset Management, LLC 227 West Monroe St. Suite 3000 Chicago, IL 60606	11,856,300	6.90%
FMR LLC 82 Devonshire Street Boston, MA 02109	11,216,638	6.53%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	10,992,496	6.40%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	9,934,845	5.80%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,096,961	5.37%

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) the voting power thereof, including the power to vote or to direct the voting of such shares, or (b) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares of which such person has the right to acquire beneficial ownership within 60 days.

Security Ownership of Directors and Management

Listed below is information as of the Record Date concerning beneficial ownership of Common Stock and depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of Associated’s 8.00% Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share (“Series B Preferred Stock”), for each director and Named Executive Officer and by directors and executive officers as a group, and is based in part on information received from the respective persons and in part from the records of Associated. Holders of Depositary Shares have no voting rights with respect to matters to be voted on at the Annual Meeting.

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Shares Issuable Within 60 Days(2)	Percent of Class
Directors
Philip B. Flynn	523,971		70,792	*
John F. Bergstrom	20,500		0	*
Ruth M. Crowley	3,305		0	*
Ronald R. Harder	19,998		0	*
William R. Hutchinson	92,782		0	*
Robert A. Jeffe	17,000		0	*
Eileen A. Kamerick	4,500		0	*
Richard T. Lommen	172,150		8,382	*
J. Douglas Quick	56,295		0	*
Karen T. van Lith	10,000		0	*
John (Jay) B. Williams	3,900		0	*
Named Executive Officers
Joseph B. Selner	443,988		208,356	*
Christopher Del Moral-Niles	66,707		14,241
Scott S. Hickey	167,967		62,809	*
James Yee	23,717		0
John Utz	76,177		11,343	*
All Directors and Executive Officers as a group (25 persons)	2,403,808	(3)	651,229	1.43%

*	Denotes percentage is less than 1%.

(1)	Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts. Some shares may be owned in joint tenancy, by a spouse, or in the name of a trust or by minor children. Shares include shares issuable within 60 days of the Record Date and vested and unvested service-based restricted stock.

(2)	Shares subject to options exercisable within 60 days of the Record Date.

(3)	Includes an aggregate of 88,489 shares that have been pledged in securities brokerage accounts.

Depositary Shares of Series B Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors
Philip B. Flynn	40,000	1.54%
John F. Bergstrom	20,000	*
Ruth M. Crowley	0	*
Ronald R. Harder	4,000	*
William R. Hutchinson	0	*
Robert A. Jeffe	19,290	*
Eileen A. Kamerick	0	*
Richard T. Lommen	20,000	*
J. Douglas Quick	4,000	*
Karen T. van Lith	1,400	*
John (Jay) B. Williams	0	*
Named Executive Officers		*
Joseph B. Selner	0	*
Christopher Del Moral-Niles	0	*
Scott S. Hickey	2,000	*
James Yee	0	*
John Utz	0	*
All Directors and Executive Officers as a group (25 persons)	112,490	4.33%

*	Denotes percentage is less than 1%.

(1)	Beneficial ownership includes shares with voting and investment power in those persons whose names are listed above or by their spouses or trusts. Some shares may be owned in joint tenancy, by a spouse, or in the name of a trust or by minor children.

Directors’ Deferred Compensation Plan

In addition to the beneficial ownership set forth in the Security Ownership of Directors and Management table above, the non-employee directors have an account in the Directors’ Deferred Compensation Plan with the balances in phantom stock as of the Record Date set forth below. The dollar balances in these accounts are expressed daily in units of Common Stock of Associated based on its daily closing price. These balances are included for purposes of the non-employee director holding requirements under the Director Stock Ownership Guidelines. The units are nonvoting. See “Director Compensation — Directors’ Deferred Compensation Plan.”

Beneficial Owner	Account Balance at the Record Date	Equivalent Number of Associated Common Shares(1)
John F. Bergstrom	$89,662	6,231
Ruth M. Crowley	308,578	21,444
Ronald R. Harder	268,818	18,681
William R. Hutchinson	289,156	20,094
Robert A. Jeffe	169,782	11,799
Eileen A. Kamerick	295,022	20,502
Richard T. Lommen	660,277	45,884
J. Douglas Quick	289,156	20,094
Karen T. van Lith	268,818	18,681
John (Jay) B. Williams	48,734	3,387

(1)	Based on the closing price of $14.39 of Associated Common Stock on the Record Date.

Restricted Stock Units

In addition to the beneficial ownership set forth in the Security Ownership of Directors and Management table above, executive officers hold performance-based restricted stock units (“RSUs”) under Associated’s 2010 Incentive Compensation Plan as of the Record Date as set forth below. Each RSU represents the contingent right to receive one share of Associated Common Stock. The RSUs are subject to vesting in 2013 pursuant to performance criteria set forth in the applicable RSU grant agreement established under Associated’s 2012 Long Term Incentive Performance Plan. The RSUs are nonvoting. See “Executive Compensation — 2012 Compensation Decisions.”

Beneficial Owner	Number of RSUs
Philip B. Flynn	81,919
Joseph B. Selner	8,008
Christopher Del Moral-Niles	14,629
Scott S. Hickey	14,822
James Yee	0
John Utz	13,126
All Executive Officers as a group (14 persons)	246,509

Stock Ownership Guidelines

Associated has established guidelines for the ownership of Associated Common Stock by its senior executives. See “Executive Compensation — Compensation Discussion and Analysis — Security Ownership Guidelines.”

Associated has established stock ownership guidelines for the Board (the “Director Stock Ownership Guidelines”). The Director Stock Ownership Guidelines require each independent member of the Board to own shares of Associated Common Stock with a value equal to five times the annual amount contributed by Associated on the director’s behalf into the Associated Banc-Corp Director’s Deferred Compensation Plan. Directors are required to attain such stock ownership goal by the later of July 26, 2011, or five years from the date on which they first were appointed to the Board. Balances in the Directors Deferred Compensation Plan count toward satisfying this requirement. In 2012, the Board approved an amendment to Associated’s Insider Trading Policy prohibiting directors and executive officers from pledging Associated Common Stock as collateral for loans, with the exception of pledges already in place at the time of the amendment. In connection with this amendment, the Board also approved an amendment to the Director Stock Ownership Guidelines such that shares of Associated Common Stock pledged as collateral will not count toward attainment of required share ownership. All Associated directors are in compliance with the stock ownership guidelines.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2012 Financial Performance

Associated’s transformation continued in 2012, as the company persisted in its efforts to emerge from the difficult economic conditions that have challenged Associated and the financial services industry as a whole for several years. Associated demonstrated strong financial performance in 2012, reporting a 51% increase in net income to common shareholders compared to the year ended December 31, 2011, earnings per share of $1.00 compared to $0.66 in 2011, and return on Tier 1 common equity for full year 2012 was 9.5% compared to 6.7% for year ended December 31, 2011.

Associated also achieved significant increases in its loan portfolio and deposit balances compared to 2011 and showed continued improvement in credit quality that included significant declines in nonaccrual loans and net charge offs, signaling continuing improvement in credit quality. These strong results reflect the commitment of employees and executive officers throughout the company to serving the needs of Associated’s customers and enhancing long-term shareholder value.

Executive Compensation Program

The year was also a transformational one for Associated’s executive compensation program. Associated’s September 2011 repayment to the United States Department of the Treasury (the “UST”) of the UST’s investment in Associated under the Troubled Asset Relief Program (“TARP”) ended the substantial limitations on Associated’s executive compensation program, resulting in the flexibility for the Compensation and Benefits Committee (referred to in this section as the “Committee”) to establish a new executive compensation program for 2012 specifically designed to implement the Committee’s executive compensation objectives, with a renewed focus on performance-based compensation.

Executive Compensation Program Objectives and Elements

Associated’s executive compensation program is designed to provide each executive officer of Associated with a competitive total compensation package aligned with several goals, including:

•	attracting, retaining and motivating skilled, high quality executive officers;

•

providing a balanced program that rewards individual actions and behaviors that support Associated’s mission, business strategies and performance-based culture without incentivizing unnecessary and excessive risk-taking; and

•	targeting compensation at market-competitive levels, while still maintaining an overall compensation program that is aligned with and reflects the performance of Associated.

The elements of Associated’s 2012 executive compensation program included:

Base Salary	Cash Incentive	Equity Incentive	Benefits
Fixed cash amount based	Annual cash	Long-term award based	Focus on total well-
on peer and market	opportunity based on	on three-year company	being including
comparison and	overall company and	performance and	personal health and
individual performance	individual performance	individual service	retirement planning

In furtherance of its objectives for the executive compensation program, the Committee approved a program for 2012 intended to reflect best practices in executive compensation design. These best practices include:

•	A substantial portion of each NEO’s total compensation opportunity is variable, such that actual compensation is closely tied to business performance;

•	NEO variable pay opportunities are more heavily weighted toward long-term performance and delivered through equity-based incentives;

•	Equity awards are granted in the form of stock options and performance-based restricted stock units (“RSUs”), which have a value directly aligned with shareholder value;

•	Perquisites available to NEOs and other executive officers have been substantially limited; and

•	None of the NEOs or other executive officers is entitled to receive gross-up payments in connection with excise tax or other tax liabilities.

In addition to these practices, Associated has adopted a number of other governance best practices that relate to executive compensation, including:

•

A clawback policy, which provides for the recoupment of cash bonuses and equity awards granted through a performance incentive plan in the event of certain material restatements of Associated’s financial statements;

•

A policy requiring executive officers to retain a significant portion of their Common Stock, which helps ensure that the interests of the executive officers are aligned with long-term shareholder value; and

•	A prohibition on pledging of Common Stock by executive officers and directors as collateral for loans.

As a result of the Committee’s efforts leading into 2012, the compensation of Associated’s NEOs for 2012 reflects Associated’s strong financial performance for the year. This alignment of compensation and performance demonstrates the effectiveness of the redesigned executive compensation program even in its early stages — a theme the Committee expects to continue as the program itself continues to evolve.

Shareholder Outreach and Response to 2012 Advisory Vote on Named Executive Officer Compensation

The Committee considered the voting results of the non-binding shareholder proposal to approve executive compensation at the 2012 Annual Meeting of Shareholders in establishing 2013 executive compensation and in its continued effort to review and enhance the clarity and transparency of Associated’s compensation policies, objectives and decisions.

In an effort led by the Chairman of the Committee and Associated’s Chief Financial Officer and Chief Human Resources Officer, Associated’s management conducted extensive shareholder outreach regarding Associated’s executive compensation program during 2012. These outreach sessions allowed management to discuss with many of its shareholders the Committee’s continued emphasis on good governance and compensation best practices and on designing an executive compensation program that aligns executive compensation with long-term shareholder value creation. Associated expects to continue this dialogue with shareholders throughout the year.

Overview of Compensation Methodology

The objectives of the executive compensation program provide the basis for the methodology the Committee uses to establish total target compensation for NEOs. For 2012, as in the past, the Committee targeted total compensation for the NEOs and other executive officers to approximate median levels for executives with comparable responsibilities at financial institutions of comparable asset size, with additional consideration given to individual factors based on performance evaluations. The comparison to peer institutions is important to the objectives of the program because Associated competes with a large number of financial institutions across the country for the services of qualified executive officers. In addition to compensation levels, the Committee considers Associated’s financial performance relative to those institutions as part of the determination of total target compensation opportunities. The total compensation of each of the NEOs was generally within the targeted median range relative to peer companies and reflects company and individual performance. In 2012, the Committee adjusted the target compensation opportunity levels for Mr. Flynn and Mr. Niles to more closely align their compensation with the median range and to reflect Mr. Niles’s promotion to CFO during 2012. Where the Committee deems appropriate, the total compensation opportunity of executive officers may exceed market median in order to attract currently employed, high-quality executives to join Associated and to retain experienced, high-performing executive officers. Details relating to the allocation of the various components of each NEO’s total compensation package are provided below.

2012 Peer Group

The 2012 Peer Group (the “2012 Peer Group”) consisted of bank holding companies that the Committee and Pay Governance LLC (“Pay Governance”), the independent compensation consultant engaged by the Committee, believe are appropriate for comparison purposes in terms of size (based on total assets) and business composition. The 2012 Peer Group consisted of companies ranging in asset size from approximately $10 billion to approximately $61 billion, based upon third quarter 2011 data that were engaged in lines of business similar to Associated. The median asset size of the companies in the 2012 Peer Group was approximately $20 billion, compared to Associated’s assets of $21.9 billion, as of the end of the third quarter 2011. Of the 2012 Peer Group, eight companies had fewer assets than Associated, and five had assets in excess of $50 billion.

The 2012 Peer Group companies were:

BancorpSouth, Inc.	East West Bancorp, Inc.	SVB Financial Group
BOK Financial Corporation	First Citizens Bancshares, Inc.	Synovus Financial Corp.
Citizens Republic Bancorp, Inc.	First Horizon National Corporation	TCF Financial Corporation
City National Corporation	Fulton Financial Corporation	Valley National Bancorp
Comerica Incorporated	Huntington Bancshares Incorporated	Webster Financial Corporation
Commerce Bancshares, Inc.	Marshall & Ilsley Corporation*	Zions Bancorporation
Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc.

*	Marshall & Ilsley Corporation was acquired by the entity now known as BMO Harris Bank in July 2011. As a result, Pay Governance provided Marshall & Ilsley Corporation’s 2010 compensation data for reference.

While the 2012 Peer Group was a key point of comparison in the total compensation strategy, Pay Governance also recommended that the Committee consider broader retail banking and financial services industry survey data as part of its compensation determinations to provide broader market context. Pay Governance analyzed compensation data from the Towers Watson 2011 Executive Financial Services Survey of over 130 companies, including members of the 2012 Peer Group. In analyzing the data, Pay Governance advised that the additional comparisons, beyond the 2012 Peer Group, provided broader perspective from which to appropriately compare compensation, particularly for staff positions. Survey data also provided the ability to account for differences in corporate size, business lines, date of data collection and executive position responsibilities. Pay Governance compared each executive officer’s base salary and total compensation to the 25th, 50th and 75th percentiles of these market reference points.

Independent Compensation Consultant

The Committee engaged Pay Governance to advise on a variety of matters relating to the 2012 executive compensation program. Pay Governance reports directly to the Committee and provides no services to Associated other than executive compensation consulting pursuant to its engagement by the Committee. The Committee has established procedures that it considers sufficient to ensure that the compensation consultant’s advice to the Committee remains objective and is not influenced by Associated’s management, including:

•	a direct reporting relationship of the compensation consultant to the Committee;

•	a provision in the Committee’s engagement letter with the Pay Governance specifying the nature of the work to be conducted and the role that management may play in that work; and

•	an annual update to the Committee on the compensation consultant’s financial relationship with Associated, including a summary of the work performed for Associated during the preceding 12 months.

Pay Governance assisted the Committee in establishing Associated’s redesigned executive compensation program for 2012 by preparing and presenting reports on post-TARP compensation design alternatives, CEO compensation considerations and updated executive compensation best practices. Pay Governance performed a competitive analysis of Associated’s senior executive compensation levels and provided financial performance and other market data with respect to the 2012 Peer Group and a broader financial services survey group as a context for the Committee’s assessment of competitive compensation levels, as further described below.

Role of Management

As part of the annual compensation review process, management, in particular the CEO and the Chief Human Resources Officer, interacts with the Committee and Pay Governance, providing information about the current compensation structure, details regarding executive compensation, individual performance assessments, and descriptions of the job responsibilities of executive officers. The CEO typically makes recommendations to the Committee with respect to the compensation of NEOs other than himself, and the Committee, with input from the Chief Human Resources Officer and Pay Governance, determines CEO compensation in executive session without the CEO present.

Elements of 2012 Executive Compensation

Key Changes to the Executive Compensation Program for 2012

The Committee used its increased flexibility after Associated’s repayment of TARP to make significant changes to Associated’s executive compensation program for 2012 to incorporate the objectives and best practices described above. Key changes, as more fully described throughout this section, included:

•	The mix of compensation components was adjusted so that the variable components, at target, will constitute a majority of each NEO’s total direct compensation;

•

Variable pay opportunities for NEOs were weighted toward long-term performance, with one-third composed of annual cash incentives and the remaining two-thirds composed of long-term, equity-based incentives;

•

Equity awards were granted in the form of stock options and performance-based restricted stock units, replacing the share salary and strictly time-based restricted stock awards necessitated by the TARP restrictions;

•

The target total direct compensation opportunity of Associated’s CEO was reduced by approximately 15% in order to better align his compensation with the market median following the expiration of his written employment agreement at the end of 2011;

•

The overall number and average value of perquisites were reduced, including the elimination of the allowance program for business use of automobiles by executive officers and the elimination of golf club membership reimbursements for all employees, including the NEOs;

•	Associated’s Supplemental Executive Retirement Plan was amended to, among other things, clarify how benefits are calculated and to reduce the number of eligible participants;

•

Associated’s Change of Control Plan was amended to, among other things, better align its terms with current compensation practices, maintain change of control benefits within competitive market ranges and reduce the number of eligible participants; and

•

The Committee determined not to extend Mr. Flynn’s employment agreement upon its expiration on December 31, 2011. As a result, Mr. Flynn’s compensation structure is aligned with the structures of the other NEOs, and none of the NEOs has a written employment agreement with Associated.

The Committee believes these changes result in a program structure that demonstrates Associated’s continued emphasis on good corporate governance and firmly aligns executive incentive compensation with longer-term shareholder value.

Compensation Components

The compensation packages for the NEOs under the redesigned executive compensation program are composed of both fixed and variable (performance-based) elements, including base salary, annual cash incentives and long-term equity-based incentives. Where appropriate, the Committee may include other elements, such as the one-time post-TARP cash bonus payment described below. For 2012, the Committee adjusted the mix of components such that that the variable components, at target, will constitute a majority of each NEO’s total compensation. Variable pay opportunities for NEOs were weighted toward long-term performance, with one-third composed of annual cash incentives and the remaining two-thirds composed of long-term, equity-based incentives. The Committee believes that this structure provides a more direct link between executive compensation and shareholders value, fosters equity ownership among executive officers, and provides a balanced risk profile, all in keeping with the Committee’s objectives for the executive compensation program.

The charts set forth below illustrate the mix of variable and fixed components of the target total compensation of the CEO and all other NEOs. Salary is the only component of the target total compensation that is fixed.

Annual Compensation

Base Salary

The Committee believes that a competitive base salary is an important tool for attracting and retaining highly skilled individuals. The Committee’s intention is to pay NEOs base salaries that approximate the midpoint of the market data provided by Pay Governance, with adjustments as the Committee deems necessary to account for individual performance and tenure, or other specific circumstances that may arise in a given year.

Prior to repaying TARP in September 2011, Associated was prohibited from including short-term incentive programs or cash bonus payments in its executive compensation program. Accordingly, in addition to cash amounts, executive officer base salaries for 2011 included salary shares subject to restrictions on transfer. Effective for 2012, the Committee determined to eliminate the salary share component of the executive officers’ base salaries in favor of a more performance-based approach, in keeping with the objectives of the program. The Committee approved increases to executive officer base salaries relative to the cash component of their 2011 base salaries, including for those NEOs who were employed by the Company in 2011, based on two main factors:

•

Individual performance.    Each of the NEOs employed by Associated in 2011 received a merit-based increase in base salary based on the rating attained in Associated’s annual performance evaluation. Each of the applicable NEOs attained an evaluation rating of either “Exceed Expectations” or “Outperforming,” the two highest rating levels in Associated’s scale.

•

Alignment with market.    While base salaries were determined to generally be within the targeted market median range, certain executive officers, including Mr. Niles, did receive base salary increases in order to better align their compensation with targeted market median levels for similarly situated individuals at other institutions based on the industry data. Mr. Niles also received an increase in base salary in connection with his promotion to Chief Financial Officer effective in March 2012. Mr. Flynn’s target total direct compensation, including his base salary, was reduced by approximately 15% to better align it with the targeted levels following the expiration of his written employment agreement as of December 31, 2011.

Annual Cash Award

None of the 2011 NEOs or the next 20 most highly compensated employees for 2011 was eligible for or received any bonus or cash incentive plan payments with respect to 2011 performance, consistent with TARP-imposed limitations applicable during the period in which Associated was subject to the TARP restriction. Following Associated’s repayment of TARP, the Committee adopted, as part of the redesigned executive compensation program, an annual cash incentive program referred to as the “Management Incentive Plan,” or “MIP.” The MIP is designed to align the performance of participants, participants’ business units and Associated as a whole, with overall shareholder value, by:

•	Providing incentives for participants (including the NEOs) to achieve or exceed corporate goals;

•	Rewarding individual and team performance at a level consistent with changes in shareholder value;

•	Maintaining an overall executive compensation program that reflects Associated’s performance and is competitive with the marketplace; and

•	Motivating and retaining talented individuals.

The MIP is intended to establish a direct correlation between the annual incentives awarded to participants and the achievement of the performance goals the Committee believes are necessary for Associated’s success, in keeping with the objective of rewarding individual performance that supports Associated’s business strategies.

Participants in the MIP, including all of the NEOs, are provided with annual cash incentives based upon achievement of objective financial criteria selected by the Committee. The Committee has the discretion to select the performance criteria to be used for determining whether, and to what extent, an award will be payable under the MIP for the performance year. The Committee bases its selection of performance goals on Associated’s overall business objectives for a given year and, as a result, may select different performance criteria from year to year.

Awards under the MIP are based on a percentage of each participant’s base salary and are paid at specified levels if, and only to the extent that, the performance goals established by the Committee are met for that year. Target performance levels are intended to reward superior performance relative to peer group companies and to be reasonably attainable based on substantial, high-level efforts by the participants in consideration of current market conditions and trends.

In January 2012 the Committee evaluated the participants’ cash incentive opportunities and established performance criteria and target performance levels for purposes of the 2012 MIP. The performance criteria established under the MIP for 2012 form a matrix based on a combination of:

•

Return on Tier 1 Common Equity (“ROT1CE”), which the Committee believes is an important metric to benchmark management’s effectiveness relative to similarly regulated institutions in Associated’s industry peer group, particularly in light of increasing industry and regulatory focus on regulatory capital measures; and

•	Fully diluted Earnings per Share (“EPS”), which the Committee determined to be appropriate because EPS is commonly recognized as an important measure of profitability.

In order to mitigate incentive compensation risk, the potential funding under the MIP ranged from 25% to 175% of the targeted award with a 100% payout at Associated’s 2012 budget financial performance. The targeted award for each of the NEOs was 50% of base salary.

The following table sets forth the scale used for potential payout determinations under the MIP under the possible combinations EPS and ROT1CE performance results, with the target payout of 100% based on a combination of EPS targeted at $0.93 and ROT1CE in the targeted range of 8.25%-9.50%. Participants had the opportunity to earn incentives at each incremental $0.01 of EPS and each tier range of ROT1CE, with EPS performance to be interpolated based on the scale.

	ROT1CE
EPS	<5.00%	5.00%- 5.99%	6.00%- 6.99%	7.00%- 8.24%	8.25%- 9.50%	9.51%- 10.50%	10.51%- 11.50%	11.51%- 12.50%	>12.50%
>($.12)	25%	30%	50%	70%	74%	105%	125%	145%	175%
($.12)	25%	31%	51%	71%	76%	106%	126%	146%	175%
($.07)	25%	36%	56%	76%	86%	111%	131%	151%	175%
($.04)	25%	39%	59%	79%	92%	114%	134%	154%	175%
Target	25%	43%	63%	83%	100%*	118%	138%	158%	175%
+$.04	25%	47%	67%	87%	108%	122%	142%	162%	175%
+$.07	25%	50%	70%	90%	114%**	125%	145%	165%	175%
+$.12	25%	55%	75%	95%	124%	130%	150%	170%	175%

*	At target.

**	Potential payout level (before individual performance adjustment, if any).

Associated’s actual performance for 2012 exceeded the target performance, with actual EPS of $1.00 and actual ROT1CE of 9.5%. Based upon an interpolation of the matrix set forth above, this resulted in a potential payout level of 114% of the targeted awards.

The Committee approved the Company performance results shown above for purposes of payments to the NEOs under the MIP and made adjustments to the resulting payments (other than Mr. Flynn’s) based on recommendations made by Mr. Flynn as a result of his evaluation of a number of individual performance and/or other qualitative and quantitative factors for each NEO. In the case of Messrs. Niles, Hickey and Yee, Mr. Flynn recommended the adjustments based on his assessment of individual performance objectives. In the case of Mr. Utz, Mr. Flynn recommended the adjustments based on the risk-adjusted return on capital and net income performance of the business lines for which he had responsibility. Based on these evaluations relating to 2012 performance, Mr. Flynn recommended, and the Committee approved, increases in the percentage payout for each of the annual incentives payable under the MIP to each NEO, resulting in payouts to these individuals ranging from 117% to 173% of their targeted awards. Payout amounts for all participants in the MIP are based on individual performance considerations, resulting in payout levels both above and below the 114% potential payout level. In fact, the actual total amount paid out as cash incentives to all participants, including participants in the MIP, is estimated to be 102% of the total base pool. No adjustments were made by the Committee to Mr. Flynn’s annual incentive and his payout percentage remained at the 114% level determined in accordance with the corporate MIP matrix. In connection with his departure in July 2012, Mr. Selner received a payment equal to his prorated targeted amount, assuming target performance by Associated.

The following table illustrates the payout determined for the annual incentive of each NEO, with the exception of Mr. Selner, based on performance achievements as compared to the target incentive awards set out at the beginning of 2012. For a description of the annual incentive paid to Mr. Selner in connection with his retirement, see “Employment and Post-Termination Arrangements with Executive Officers,” above.

Name	Target	Actual	Actual as a Percent of Target
Philip B. Flynn	$625,000	$712,500	114%
Christopher J. Del Moral-Niles	$225,000	$350,000	156%
Scott S. Hickey	$192,250	$225,000	117%
James Yee	$142,788	$225,000	158%
John A. Utz	$170,250	$295,000	173%

Long-Term Compensation

Associated’s redesigned executive compensation program includes two long-term elements which, at target performance by Associated, are each intended to represent 50% of the long-term component of the overall program: stock options, and performance-based RSUs, which are granted in connection with the Long-Term Incentive Performance Plan described below.

Stock Options

Associated was prohibited under TARP regulations from continuing is prior practice of granting options to purchase shares of Associated Common Stock as part of the long-term component of its executive compensation program. Following Associated’s TARP repayment, the Committee determined to return to the practice of granting stock options as part of the redesigned 2012 executive compensation program.

Stock options represent a right to purchase a specified number of shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. The Committee’s use of stock options is intended to serve two primary purposes in furtherance of the objectives of Associated’s executive compensation program:

•	Encouraging creation of long-term shareholder value, as stock options have value only if and to the extent that Associated’s stock price increases; and

•	Retaining recipients over the stock option vesting period.

The stock options granted in 2012 generally vest over a three-year period, with one-third of the grant vesting in each year, subject to the terms of Associated’s 2010 Incentive Compensation Plan (the “2010 Plan”). Mr. Flynn received a grant of stock option with an aggregate grant date fair value equal to 85% of his base salary. The other NEOs who were employed by Associated at the time of grant received stock options with an aggregate grant date fair value of 50% of their base salaries. In light of his planned retirement, Mr. Selner’s grant was pro rated to 50% of that level, or 25% of his base salary. When calculating the value of an option award for the purpose of making these grants, the committee uses the grant date value of the options determined on the same basis described in the notes to the Summary Compensation Table for such awards. Options granted to Mr. Yee at the time of his hire vest over a five-year period, with one-half vesting on the third anniversary of the date of grant and the other half vesting on the fifth anniversary after the date of grant.

Long-Term Incentive Performance Plan

Prior to Associated’s TARP repayment, Associated was prohibited from including performance-based equity awards as part of its executive compensation program. For 2012, the Committee adopted as part of the redesigned executive compensation program a Long-Term Incentive Performance Plan (the “LTIPP”). The LTIPP is designed to fulfill several objectives directly related to the overall objectives of Associated’s executive compensation program, including:

•	Providing an incentive for the achievement of specified long-term business goals;

•	Rewarding participants for increasing shareholder value;

•	Aligning the interests and compensation levels of Associated’s executive officers with long-term shareholder results; and

•	Retaining key personnel.

Under the LTIPP, participants receive awards of RSUs, calculated as a percentage of each participant’s base salary at the inception of the performance period, based upon Associated’s performance during the specified performance period relative to performance goals under criteria approved by the Committee. The targeted grant date fair value of the award as a percentage of base salary for Mr. Flynn was 85%, and the targeted grant date fair value of the awards for each of the other NEOs was 50%.

Because no performance-based long-term incentive plan had been in place at Associated since the end of the three-year performance cycle ended December 31, 2010, the performance period for the 2012 LTIPP began January 1, 2012 and ended December 31, 2012. LTIPP programs initiated in future years, including the program initiated in 2013, will use a three-year performance cycle.

The performance criteria established by the Committee to determine the vesting of RSUs awarded under the 2012 LTIPP were based on Associated’s EPS, as modified +/- 10% based on Associated’s Total Shareholder Return (“TSR”) relative to the 2012 Peer Group, measured on the basis of reported TSR during the performance period. The Committee believes TSR, which includes the net change in stock price plus dividends paid during the applicable period, is a valuable measure because it is commonly used by shareholders as an indicator of the shareholder value delivered by the company.

The payout grid set forth below was used to determine initial payout levels at various EPS performance levels under the 2012 LTIPP, with a payout percentage target of 100% at budgeted EPS of $0.93 and TSR performance at the median of the 2012 Peer Group. Potential payouts under the 2012 LTIPP ranged from a minimum payout at 80% of target performance and a maximum payout at 100% of target performance. The Committee established the limited performance range as part of the reintroduction design of the LTIPP and plans to widen this range in subsequent plans, continuing Associated’s pay-for-performance philosophy.

		Earnings Per Share Percent of Target Achieved
	EPS%	90%	95%	100%	105%	107.5%	110%

TSR Quintile	Peer Adj.	Payout Percentage of Target
Top Quintile	10.0%	99%	100%	100%	100%		100%
4th Quintile	5.0%	95%	100%	100%	100%		100%
Median	0.0%	90%	95%	100%	100%	100%	100%
2nd Quintile	-5.0%	86%	90%	95%	100%		100%
1st Quintile	-10.0%	80%	86%	90%	95%		99%

As determined based on the payout grid, actual EPS performance of $1.00, 107.5% of targeted EPS performance, resulted in the target payout of 100% of targeted awards. Actual TSR performance at the 58th percentile — or median quintile — of the peer group resulted in no modifications to the payout based on relative TSR performance. As a result, participants vested in 100% of their RSU awards.

Post-TARP Cash Bonus Payments

The 2012 redesign of Associated’s executive compensation program included a significant shift in the mix of total executive officer compensation from fixed compensation in the form of salary shares to a largely performance-based structure. In order to offset the reduction in fixed compensation that resulted from the shift in total compensation mix, the Committee determined to pay a one-time discretionary cash bonus to the members of the Executive Committee (other than the CEO) and certain other employees whose compensation was restricted under TARP, including the NEOs who were employed by Associated at the beginning of 2012. The amount of each recipient’s cash bonus was determined based on the recipient’s individual performance.

Deferred Compensation Plan

Associated maintains a non-qualified deferred compensation plan to allow certain employees who are deemed to be highly compensated under IRS Section 414(q)(1)(B) to defer current compensation to accumulate additional funds for retirement. All NEOs were eligible to participate in 2012, but none elected to participate in the deferred compensation plan.

The plan allows eligible employees to defer up to 50% of base salary and up to 100% of cash incentive compensation with a minimum deferral of $10,000 per year. The participant receives payment of deferred amounts either in a lump sum, or five or ten equal annual installments beginning six months following the participant’s separation from service or beginning on an in-service date elected by the participant, in either case pursuant to a distribution election made prior to the commencement of deferrals. The plan permits distributions during employment in the event of an unforeseeable emergency. Each participant may, on a daily basis, specify investment preferences from among various investment options for the account, subject to final approval by the Administrator and Trustee. The participant retains all rights to amounts in his or her account if employment terminates for any reason. Deferred compensation plan earnings are not supplemented by Associated.

Retirement Plans

Retirement Account Plan

The Retirement Account Plan (“RAP”) is a qualified defined benefit plan with cash balance features designed to provide participants with a monthly income stream in the form of an annuity at retirement. An employee becomes eligible to participate effective the first day of the plan year in which he or she first completes 1,000 hours of service. Each participant receives an accrual of 5% of eligible compensation. Compensation is subject to the IRS annual limitation, which was $250,000 in 2012. The RAP provides for an annual earnings credit based on the 30-Year Treasury Rate. All participants become fully vested in their accrued benefit upon completion of three years of credited services, attainment of normal retirement (age 65) or upon death or disability while employed by Associated. Mr. Flynn and Mr. Hickey have completed three years of credited service and are 100% vested in their benefits under the RAP, and Mr. Selner was 100% vested in his benefits at the time of his retirement from Associated in 2012. Participants may be eligible to receive an early retirement benefit at age 55.

For benefits accruing prior to January 1, 2009, the early retirement benefit reflects a reduction from the normal benefit at 2/12 of 1% for each month the benefit commencement date precedes the normal retirement date, subject to the vesting schedule. Benefits accruing after December 31, 2008 are subject to an actuarial adjustment for early retirement benefits. A retirement subsequent to the normal retirement date would increase the normal benefit by 3/12 of 1% for each month the benefit commencement date follows the normal retirement date.

401(k) Plan

Associated offers the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan (the “401(k) Plan”) to eligible participants. Participants make contributions to the 401(k) Plan, subject to the limitations established by the IRS. Associated provides a discretionary matching contribution, which in 2012 was equal to 100% of the first 3% of each participant’s contribution, and 50% of the next 3%. Participants who work 1,000 hours during the calendar year and be employed with Associated on December 31 qualify for the matching contribution, with the exception of the participant’s retirement, disability or death. All participants are fully vested in both their own contributions and Associated’s matching contributions.

Associated has not made any profit-sharing contributions to the 401(k) Plan since 2007. With the exception of Mr. Selner, each of the NEOs commenced employment with Associated after 2007. Mr. Selner received employer profit sharing contributions prior to 2008 and was 100% vested in his profit-sharing component of the 401(k) Plan at the time of his retirement from Associated in 2012.

Supplemental Executive Retirement Plans

Associated Supplemental Executive Retirement Plan.    In keeping with its objective of providing a market-competitive executive compensation program designed to attract and retain highly qualified individuals, Associated provides supplemental retirement benefits to certain key employees under the Associated Banc-Corp Supplemental Executive Retirement Plan (the “Associated SERP”). The Associated SERP is a non-qualified plan into which Associated makes a restorative contribution for any base salary or cash bonus amounts deferred for the calendar year under any nonqualified cash or deferred compensation arrangement maintained by Associated in excess of applicable IRS limitations. Effective as of 2012, participation in the Associated SERP is limited to members of Associated’s Executive Committee, which includes the NEOs.

Associated’s contribution to the Associated SERP is equal to the excess of (x) the amount that would have been accrued under the RAP and the 401(k) Plan but for the IRS annual limitation over (y) the amount actually accrued by the participant for the plan year under those plans. Accruals under the Associated SERP occur at the same rate and time as accruals under the RAP and 401(k) Plan and incur gains and losses based on notational investment preferences specified by participants among various investment options. Prior to 2013, participants become fully vested in their Associated SERP account balances after five years of service. Effective as of January 22, 2013, all participants in the SERP are fully vested. Distributions from the Associated SERP are generally made in accordance with elections made prior to the commencement of Associated’s contributions. With the exception of Mr. Selner, none of the NEOs had completed five years of service as of December 31, 2012. Mr. Selner was 100% vested in his Associated SERP account balance at the time of his departure from Associated in 2012.

CEO SERP. In order to replace the supplemental retirement benefit under the terms of Associated’s employment agreement with Mr. Flynn, which expired as of December 31, 2011, and in keeping with the objectives described above in connection with the Associated SERP, the Committee adopted the Supplemental Executive Retirement Plan for Philip B. Flynn (the “Flynn SERP”) effective January 1, 2012. Under the Flynn SERP, Mr. Flynn retains any and all accrued benefits under the SERP provisions of his expired employment agreement and receives accruals to his SERP account in an amount equal to a percentage of his annual cash base salary and cash bonus, less the amount of the IRS annual compensation limit. This percentage is initially set at 12.5%, provided that the Committee may decrease or increase this percentage at its discretion, subject to a maximum percentage of 20%. Accruals based on Mr. Flynn’s base salary accrue on the last day of each payroll period, and accruals based on any cash bonuses paid to Mr. Flynn will accrue on the date any such bonus is paid. All accruals in Mr. Flynn’s SERP account are fully vested on the date of such accrual and incur gains and losses based on investment preferences specified by Mr. Flynn among various notional investment options. Distributions from the Flynn SERP are generally made upon the earlier of his death or at various dates specified by Mr. Flynn prior to the beginning of any plan year.

Perquisites

In accordance with good governance and compensation best practices, effective January 1, 2012, the Committee determined to eliminate the allowance program for business use of automobiles by executive officers and the reimbursement program for golf club memberships for all employees. Perquisites provided to NEOs in 2012 included executive physical examinations, which the Committee believes are valuable to Associated by helping to ensure the health and well being of participants, and financial planning services, which are intended to permit the NEOs to focus as much of their time and attention as possible on their responsibilities as executive officers. The NEOs participated in certain other company-subsidized benefits that were also available to all eligible and/or participating employees.

Associated offers relocation benefits to NEOs who join Associated that the Committee believes are market-competitive and important for attracting desirable executive officer candidates from throughout the country. While these benefits vary with the individual circumstances of the executive officer, Associated does not make any tax gross-up payments as part of the relocation benefits to NEOs.

Risk Assessment

In 2012, the Committee, along with members of Associated’s Executive Risk Committee (which was composed of the CEO, the Chief Financial Officer, the Chief Credit Officer, the Chief Risk Officer, the Chief Information Officer and the General Counsel), the Chief Human Resources Officer and business executives responsible for the design and implementation of Associated’s incentive compensation arrangement, conducted an executive compensation risk assessment. The Committee also engaged Towers Watson to provide an independent risk assessment of Associated’s incentive plans. Pay Governance reviewed Towers Watson’s analysis and affirmed the methodology used.

Following the reviews with members of Associated’s Executive Risk Committee and business executives responsible for the design and implementation of incentive plans and the reviews of Towers Watson and Pay Governance, the Committee determined that its compensation plans did not encourage its senior executive officers or employees to take unnecessary or excessive risks that threaten the value of Associated, nor do such plans encourage behavior focused on short-term results to the detriment of long-term value creation. The Committee has determined that these plans do not encourage imprudent risk taking and are consistent with the safety and soundness of the organization.

Employment and Post-Termination Arrangements with Executive Officers

Each of the NEOs is currently employed on an “at-will” basis and none of them is party to an employment agreement with Associated. Mr. Flynn’s employment agreement expired on December 31, 2011 in accordance with its terms and was not extended. Associated does not generally enter into agreements with executives before or during their employment with respect to any post-termination benefits, nor does Associated guarantee any executive a severance benefit. The Committee believes that each executive officer separation situation should be evaluated on a case-by-case basis, taking into account the circumstances of the situation and other individual factors. This arrangement provides the Committee with maximum flexibility to determine mutually beneficial arrangements for both Associated and its executive officers in the event of a separation. Any severance paid to a former executive will generally be paid pursuant to the Associated Banc-Corp Severance Pay Plan, a fully discretionary severance plan for management employees that limits the Committee’s award of a severance benefit to a maximum of 200% of a former employee’s annual base salary.

Mr. Selner retired from Associated effective in July 2012. In recognition of Mr. Selner’s many years of service to Associated, and his willingness to remain with Associated for several months following the announcement of his retirement in order to facilitate an orderly transition of his duties, the Committee approved the following compensation arrangements in connection with his departure:

•	The 28,927 shares of restricted stock granted to Mr. Selner in January 2011 became fully vested as of the date of his retirement;

•

The option to purchase 20,356 shares of Common Stock granted to Mr. Selner in January 2012 became fully vested as of the date of his retirement, and the exercise period with respect to the option was extended to the full original ten-year term;

•

The exercise periods with respect to Mr. Selner’s fully vested options to purchase, in aggregate, 225,500 shares of Common Stock granted to him from 2003 through 2009 were extended to the full original ten-year term of each option; and

•	Mr. Selner received a cash bonus under the MIP upon his retirement, representing the prorated share of his target bonus for 2012 through his retirement date.

Change of Control Plan

Associated’s Change of Control Plan (the “Change of Control Plan”) was initially adopted in 1993 and was amended and restated effective September 28, 2011. The Change of Control Plan is a “double-trigger” plan that provides severance benefits to the CEO and certain executive officers in the event their employment is terminated for specified reasons following a Change of Control of Associated. The Change of Control Plan is intended to maximize the value of Associated in the event it were to be acquired by allowing participating executive officers to impartially evaluate a proposal relating to an acquisition and by providing an incentive to participants to remain employed with Associated through the consummation of such an acquisition. The Committee believes the terms of the Change of Control Plan are consistent with current market practices.

The CEO and members of the Executive Committee designated by the CEO are eligible to participate in the Change of Control Plan, subject to annual review by the Committee. Currently, the NEOs and all members of the Executive Committee are designated as participants in the Change of Control Plan. Under the Change of Control Plan, participants would be entitled to salary continuation for a period of time (subject to earlier payment where necessary to allow the amounts to qualify for exemption from federal tax rules regulating deferred compensation, if applicable) if, during the two-year period following a Change of Control of Associated:

•	the participant’s employment is involuntarily terminated without “cause,” or

•	if the executive voluntarily terminates employment for “good reason.”

In addition, participants may be eligible to receive annual incentive bonus compensation, medical, dental and life insurance benefits (to the extent continued participation is permitted by such plans and applicable law), accrued vacation, outplacement benefits, and payments in lieu of continued participation in retirement programs for a period ranging from two to three years. The Committee believes these timeframes are in line with competitive practices at peer companies.

Benefits would not be payable under the Change of Control Plan in the event of retirement, death, or disability, or an employment termination for “cause,” which generally includes dishonest acts that adversely affect Associated, breach of fiduciary duties, violation of restrictive covenants or Associated policies, criminal conviction, and neglect of duties or misconduct not cured by the executive within 10 days after receiving notice thereof. Participants must execute a non-disparagement, non-solicitation and non-competition agreement as a condition to receiving benefits under the Change of Control Plan. Benefits would be payable if the participant voluntarily terminates for “good reason,” which generally includes a termination of employment due to the assignment to the participant of duties materially inconsistent with the participant’s positions, duties, responsibilities and status immediately prior to the Change of Control, a material reduction in salary, a discontinuation of any bonus plans that materially affects the participant’s total compensation or certain other compensation plans, a transfer to an employment location greater than 50 miles from the executive’s present office location, or certain other breaches of the Change of Control Plan, but only if the participant provides Associated at least 30 days to cure the “good reason” after giving notice thereof within 90 days of the initial existence of the good reason, and actually separates from service within two years of such existence.

A “Change of Control” under the Change of Control Plan means generally the occurrence of one or more of the following: (1) a change of ownership of 35% or more of the outstanding voting power of Associated stock; (2) a change of ownership of 50% or more of the total fair market value or total voting power of Associated stock; or (3) a sale by Associated of at least 85% of its assets to an unaffiliated entity.

The Change of Control Plan may be amended by the Committee, subject to certain limitations, at any time prior to a Change of Control. See also “Executive Compensation — Potential Payments Upon Termination or Change of Control.”

Compensation Decisions for 2013

The Committee continues to review and make changes to the design of Associated’s executive compensation program in order to help ensure that it will continue to serve the Committee’s overall objectives. The most substantial changes for 2013 relate to the long-term incentive components of the program, including:

•

In addition to the stock options and performance-based RSUs that formed the long-term component of the redesigned 2012 program, the Committee has approved awards of time-vested restricted stock, which will vest in equal installments over a three-year period;

•

As mentioned above, the full performance period for the vesting of performance-based RSUs under the LTIPP approved in 2013 will be three years, defined in rolling one-year increments, in furtherance of the continued advancement of the redesigned program following the TARP restricted period; and

•

One-third of the total performance-based RSU award under the LTIPP approved in 2013 will be subject to performance-based vesting after each year in the performance period, based on performance criteria and goals specific to that year, with annual vesting opportunities ranging from a minimum of 25% to a maximum of 200% of each one-third of the total award. These changes are intended to continue to strengthen the pay-for-performance connection by closely aligning executive compensation levels with Associated’s performance goals and shareholder value.

Accounting and Tax Considerations

Associated desires to maximize return to its shareholders, as well as meet its goal of the compensation policy (outlined under “Objectives and Philosophy of the Compensation Program”). As part of balancing these objectives, management (particularly the Committee, the CEO, and the Chief Human Resources Officer) gives consideration to the accounting and tax treatment to Associated, and to a lesser extent the tax treatment to the executive, when making compensation decisions. FASB Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period.

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation (other than qualifying performance-based compensation) over $1,000,000 paid to the corporation’s CEO and the three most highly compensated executive officers (other than the CEO and the CFO). The Committee’s policy with respect to Section  162(m) of the Code is to qualify executive compensation for deductibility where practicable.

Clawback of Compensation

Under the TARP requirements, Associated was required to provide for the recovery, or “clawback” of any bonus, retention award or incentive compensation paid to a NEO or to any of the next 20 most highly compensated employees. During the period in which Associated was subject to TARP restrictions on executive compensation, if the payments were based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate, the payments are subject to recovery. Should the UST determine that such payments were inconsistent with the purposes of TARP or otherwise contrary to the public interest, the UST would negotiate with Associated and the subject Associated employee regarding reimbursement to the U.S. government of such payment of compensation or bonus. This clawback requirement does not apply to payments for periods following the restricted period.

In December 2012, the Committee approved a Clawback Policy to provide for the recoupment of executive compensation, which applies for periods following the Restricted Period. The policy requires any executive officer and/or the Principal Accounting Officer of Associated to repay or return cash bonuses and equity awards granted through a performance incentive plan in the event that Associated issues a material restatement of its financial statements due to material noncompliance with securities laws and where the restatement was caused by the employee’s intentional misconduct, or if Associated incorrectly calculated the performance results of the applicable plans. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup in excess of amounts that would have been paid under the restated results, and has the discretion to determine the timing and form of repayment. The Clawback Policy will apply to Associated’s Management Incentive Plan beginning with the 2013 performance period and to performance incentive plan equity awards beginning with grants made in 2013. The SEC and NASDAQ are expected to issue rules relating to clawback requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and management is closely monitoring the rule-making process with respect to any revisions that may be required to comply with new regulations.

Security Ownership Guidelines for Executive Officers

The Committee believes that robust security ownership guidelines requiring executive officers to retain a significant portion of their Common Stock are an important means of ensuring that the executive officers’ interests are fully aligned with long-term shareholder value.

Effective January 1, 2012, the Committee increased the amount of Associated Common Stock holdings required under the previously established stock ownership guidelines for the NEOs, other members of the Executive Committee and other key executives identified by the Chief Executive Officer. The revised ownership guidelines include:

•	A requirement to hold 50% of vested shares of restricted stock granted since January 2007, net of applicable taxes, for a period of three years, and

•

Additional required holdings calculated as a multiple of the executive officer’s annual base salary — five times for Mr. Flynn and three times for each of the other executive officers subject to the guidelines.

Anti-Pledging Policy

In addition, in 2012, the Board approved an amendment to Associated’s Insider Trading Policy prohibiting executive officers and directors from pledging Associated Common Stock as collateral for loans, with the exception of pledges already in place at the time of the amendment.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing.

THE COMPENSATION AND BENEFITS COMMITTEE

Richard T. Lommen, Chairman
John F. Bergstrom
Ruth M. Crowley
Robert A. Jeffe
John (Jay) B. Williams

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	(MIP) Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Philip B. Flynn	2012	$1,298,077	$0	$1,062,489	$1,062,495	$712,500	$13,282	$157,113	$4,305,956
President and CEO	2011	$3,496,615	$0	$1,200,000	$0	$0	$12,724	$321,097	$5,030,436
	2010	$3,456,000	$0	$1,199,989	$0	$0	$12,250	$338,272	$5,006,511
Joseph B. Selner(5)	2012	$258,085	$70,000	$103,864	$103,875	$103,875	$33,752	$26,184	$699,635
Executive Vice	2011	$820,532	$0	$412,499	$0	$0	$32,502	$76,664	$1,342,197
President, Chief Financial Officer	2010	$728,889	$0	$392,036	$0	$0	$32,150	$70,982	$1,224,057
Christopher J. Del Moral-Niles(6)	2012	$448,554	$60,000	$215,726	$215,743	$350,000	$13,207	$25,415	$1,328,645
Executive Vice
President, Chief
Financial Officer
James Yee(7)	2012	$284,711	$200,000	$199,988	$138,563	$225,000	$12,500	$64,170	$1,124,932
Executive Vice
President, Chief Information Officer
Scott S. Hickey	2012	$399,288	$60,000	$192,241	$192,247	$225,000	$13,697	$40,840	$1,123,313
Executive Vice	2011	$644,531	$0	$323,288	$0	$0	$13,218	$59,534	$1,040,571
President, Chief Credit Officer	2010	$589,588	$0	$311,853	$0	$0	$12,763	$62,083	$976,287
John A. Utz	2012	$353,596	$50,000	$170,244	$170,248	$295,000	$13,282	$26,712	$1,079,082
Executive Vice
President, Head of Specialized Industries and Commercial Financial Services

(1)	Stock and Option Awards reflect the aggregate grant date fair value of awards. For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 10, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of our 2012 Form 10-K.

(2)	Amounts reported in this column reflect cash incentive awards provided under the “Management Incentive Plan,” described above.

(3)	Reflects the change in present value of the Retirement Account Plan (“RAP”). In prior years, the amounts reported in this column had included the change in present value of the RAP and the change in present value of the Supplemental Executive Retirement Plan (“SERP”) for each NEO. This year, contributions made to the SERP for each NEO are reported in the “other compensation” column and accordingly, the amounts in this column and in the “other compensation” column have been recalculated for 2010 and 2011, as applicable, to reflect this change in practice. Further details regarding the RAP and the SERP can be found in the “Retirement Plans” section and in the Pension Table and Nonqualified Deferred Compensation Table below.

(4)	Amounts in All Other Compensation for 2012 include the following:

•	Employer-paid premiums for life insurance and long-term disability insurance coverages for each of the NEOs;

•	The employer match on each NEO’s 2012 contributions to the 401(k) Plan (up to $11,025 for each of the participating NEOs);

•	The 2012 employer contributions to the SERP for each of the NEOs (Mr. Flynn — $131,010, Mr. Niles — $12,928, Mr. Hickey — $17,354, Mr. Yee — $3,298, Mr. Utz — $10,761);

•	Employer payment of financial planning services for each of the NEOs other than Mr. Selner (Mr. Flynn — $12,000, Mr. Niles — $10,866, Mr. Hickey — $10,471, Mr. Utz — $3,156, and Mr. Yee — $7,595);

•	For Mr. Yee, reimbursement of relocation expenses totaling $41,181.

•	For Mr. Selner, the 10% employer match on purchases through the employee stock purchase program;

•	For Mr. Selner, the cost of a physical examination; and

•	For Mr. Hickey and Mr. Selner, a good-health incentive rebate.

(5)	Mr. Selner retired from his position effective March 23, 2012, and retired from employment with Associated effective July 2, 2012.

(6)	Effective March 23, 2012, Mr. Niles assumed the responsibilities of CFO.

(7)	Mr. Yee commenced employment with Associated as of May 14, 2012. The Bonus amount, Stock Awards and Option Awards were received by Mr. Yee in connection with his hire.

GRANTS OF PLAN-BASED AWARDS DURING 2012

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip B. Flynn	1/23/2012		—	—	—	—	—	—	—	208,214	12.97	1,062,495
	1/23/2012		—	—	—	65,535	81,919	81,919	—	—	—	1,062,489
	—		156,250	625,000	1,093,750	—	—	—	—	—	—	—
Joseph B. Selner	1/23/2012		—	—	—	—	—	—	—	20,356	12.97	103,875
	1/23/2012		—	—	—	6,406	8,008	8,008	—	—	—	103,864
	—		51,938	207,750	363,563	—	—	—	—	—	—	—
Christopher J. Del Moral-Niles	1/23/2012 3/23/2012		— —	— —	— —	— —	— —	— —	— —	37,184 4,703	12.97 14.04	189,746 25,996
	1/23/2012		—	—	—	11,703	14,629	14,629	—	—	—	189,738
	3/23/2012		—	—	—	—	—	—	1,851	—	—	25,988
	—	(4)	56,250	225,000	393,750	—	—	—	—	—	—	—
James Yee	5/14/2012		—	—	—	—	—	—	—	39,312	12.89	138,563
	5/14/2012		—	—	—	—	—	—	15,515	—	—	199,988
	—		35,697	142,788	249,879	—	—	—	—	—	—	—
Scott S. Hickey	1/23/2012		—	—	—	—	—	—	—	37,674	12.97	192,247
	1/23/2012		—	—	—	11,858	14,822	14,822	—	—	—	192,241
	—		48,063	192,250	336,438	—	—	—	—	—	—	—
John A. Utz	1/23/2012		—	—	—	—	—	—	—	33,363	12.97	170,248
	1/23/2012		—	—	—	10,501	13,126	13,126	—	—	—	170,244
	—		42,563	170,250	297,938	—	—	—	—	—	—	—

(1)	Reflects annual incentive awards to the NEOs under the 2012 MIP.

(2)	Reflects performance-based RSU grants made to the NEOs under the 2012 LTIPP.

(3)	See “Accounting and Tax Considerations.” For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 10, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of Associated’s 2012 Form 10-K.

(4)	Mr. Niles’ 2012 MIP award is illustrated above based on a percentage of his salary as of the end of the year in 2012, taking into account the increase he received in March 2012 in connection with his promotion to CFO.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date (1)	Number of Shares or Units of Stock Held that Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Philip B. Flynn	0	208,214		$12.97	01/23/2022
						78,125	(3)		$1,025,000	81,919	(4)	$1,074,777
Joseph B. Selner	37,500	0		$22.98	01/22/2013
	37,500	0		$29.08	01/28/2014
	50,000	0		$33.07	01/26/2015
	33,000	0		$32.82	12/13/2015
	27,000	0		$33.89	01/24/2017
	27,000	0		$24.89	01/23/2018
	13,500	0		$17.26	01/28/2019
	20,356	0		$12.97	01/23/2022
										8,008	(4)	$105,065
Christopher J. Del Moral-Niles		37,184 4,703	$ $	12.97 14.04	01/23/2022 03/23/2022
						15,800 1,851	(5) (6)	$ $	207,296 24,285	14,629	(4)	$191,932
Scott S. Hickey	20,000			$19.50	10/22/2018
	30,000			$17.26	01/28/2019
		37,674		$12.97	01/23/2022
						22,671	(5)		$297,444	14,822	(4)	$194,465
James Yee		39,312		$12.89	05/14/2022
						15,515	(7)		$203,557
John A. Utz		33,363		$12.97	01/23/2022
						13,889 3,975	(5) (6)	$ $	182,224 52,152	13,126	(4)	$172,213

(1)	Generally, options expiring in 2013 and 2014 and between 2017 and 2019 have a three-year stepped vesting schedule (34% vest on the first anniversary following the date of the grant and 33% vest on each of the second and third anniversaries following the date of the grant); options expiring on January 26, 2015 vested on June 30, 2005; options expiring on December 13, 2015 vested immediately upon the grant date of December 13, 2005; options expiring on January 23, 2022 and March 23, 2022 have a three-year stepped vesting schedule (34% vest on the first anniversary following the date of the grant and 33% vest on each of the second and third anniversaries following the date of the grant); and options expiring on May 14, 2022 will vest 50% on the third anniversary after the grant date and the remaining 50% on the fifth anniversary after the grant date.

(2)	Market value based on the closing price of the Common Stock of $13.12 on December 31, 2012.

(3)	Service-based restricted shares (“SBRS”) granted on January 3, 2011 on which restrictions had not lapsed as of December 31, 2012. Subject to the requirements of TARP, no award of restricted stock will vest in accordance with the foregoing schedule if the recipient does not continue to perform substantial services to Associated for at least two years after the date on which such award of restricted stock was granted other than because of his death or disability, or a change of control of Associated.

(4)	Performance-based RSUs granted in 2012, measured at target levels. The Committee certified that these awards had been achieved at the target level based on 2012 performance and the RSUs vested and were paid on January 22, 2013.

(5)

SBRS granted on January 25, 2011 on which restrictions had not lapsed as of December 31, 2012. Restrictions lapse on a three-year stepped vesting schedule (34% on the first anniversary following the date of the grant and 33% on each of the second and third anniversaries following the date of the grant). Subject to the requirements of TARP, no award of restricted stock will vest in accordance with the foregoing schedule if the recipient does not continue to perform substantial services to Associated for at least two years after the date on which such award of restricted stock was granted other than because of his death or disability, or a change of control of Associated. Recipients must be employed on the date restrictions lapse in order to receive the shares.

(6)	Restricted stock has a three-year stepped vesting schedule (34% vest on the first anniversary following the date of the grant and 33% vest on each of the second and third anniversaries following the date of the grant).

(7)	Restricted stock will vest 50% on the third anniversary after the grant date and the remaining 50% on the fifth anniversary after the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2012

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Philip B. Flynn	0	$0	103,626	$1,202,062
Joseph B. Selner	0	$0	60,367	$782,875
Christopher J. Del Moral-Niles	0	$0	15,220	$197,099
Scott S. Hickey	0	$0	27,723	$350,334
James Yee	0	$0	0	$0
John A. Utz	0	$0	13,976	$186,300

(1)	Represents SBRS for which restrictions have lapsed.

(2)	Value based on the closing price of Associated Common Stock on the date restrictions lapsed. Vested shares are subject to retention under Associated’s security ownership guidelines.

PENSION BENEFITS IN 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Philip B. Flynn	RAP	3	38,256	0
Joseph B. Selner	RAP	40	573,355	0
Christopher J. Del Moral-Niles	RAP	2	35,794	0
Scott S. Hickey	RAP	4	51,928	0
James Yee	RAP	1	12,500	0
John A. Utz	RAP	3	38,256	0

Further information regarding the RAP can be found under “Retirement Plans.”

NONQUALIFIED DEFERRED COMPENSATION IN 2012

Name	Plan	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($)(1)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2012 ($)(2)
Philip B. Flynn	Flynn SERP	$0	$131,010	$72,887	$0	$826,767
Joseph B. Selner	SERP	$0	$12,612	$32,194	$60,267	$322,075
Christopher J. Del Moral-Niles	SERP	$0	$12,928	$249	$0	$26,519
Scott S. Hickey	SERP	$0	$17,354	$6,310	$0	$107,785
James Yee	SERP	$0	$3,298	$0	$0	$3,298
John A. Utz	SERP	$0	$10,761	$1,662	$0	$51,712

(1)	For Mr. Flynn, these amounts reflect contributions made by Associated during 2012 based on his compensation for the 2012 fiscal year. For the other NEOs, these amounts reflect contributions made by Associated in 2013 based on compensation for the 2012 fiscal year. These amounts are reported in the “All Other Compensation” column for each executive officer in the Summary Compensation Table.

(2)	Of the amounts disclosed in this column, the following amounts were reported in the Summary Compensation Table in either 2012 or prior years (as restated for 2010 and 2011 in this year’s Summary Compensation Table due to the change from reporting such amounts as Pension Benefits to Nonqualified Deferred Compensation): Mr. Flynn — $744,958; Mr. Hickey — $102,161; Mr. Del Moral-Niles — $12,928, Mr. Yee — $3,298; and Mr. Utz — $10,761. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column reflect earnings (and losses) on the SERP contributions and any contributions prior to the executive becoming a NEO. For Mr. Selner, a total of $274,223 was reported in the Summary Compensation Table for prior years (for 2006 through 2011, the amounts reported were equal to the change in value of his SERP, and for 2002 through 2005, the amounts reported were equal to the SERP contributions for such years). The difference between the aggregate amounts reported for Mr. Selner for prior years and the amount disclosed for Mr. Selner in the above column reflect earnings (and losses) on the SERP contributions and any contributions prior to his becoming a NEO, less withdrawals by Mr. Selner in 2012.

In prior years, Associated had reported the amounts that were accruing in the SERPs in the Pension Benefits Table. Further information regarding the Flynn SERP and the SERP for the other NEOs can be found under “Retirement Plans.”

The investment alternatives available to the NEO under the Flynn SERP and the SERP for the other NEOs are selected by Associated and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under both the SERPs and their annual rate of return for the calendar year ended December 31, 2012.

Name of Fund	Annual Return	Name of Fund	Annual Return
	%		%
American Century Diversified Bond A Fund	4.85	Goldman Sachs Growth Opportunities A Fund	19.08
American Century Equity Income A Fund	11.23	Heartland Value Plus Fund	11.38
American Century Equity Market Neutral A Fund	-1.61	LargeCap S&P 500 Index R5 Fund	15.51
American Funds EuroPacific Growth R3 Fund	18.89	MFS Value R3 Fund	16.13
American Funds Growth Fund of America	20.20	Money Market Inst Fund	n/a
American Funds New World R3 Fund	19.39	Perkins Mid Cap Value S Fund	9.99
Aston/Montag & Caldwell Growth N Fund	12.70	PIMCO CommodityRealReturn Strategy A Fund	4.81
Columbia Acorn USA A Fund	18.67	Short-Term Income R5 Fund	4.93
Franklin Templeton Conservative Allocation R Fd	7.68	Templeton Foreign R Fund	18.24
Franklin Templeton Growth Allocation R Fund	10.22	Templeton Global Bond R Fund	15.52
Franklin Templeton Moderate Allocation R Fund	9.11

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Associated maintains a Change of Control Plan to provide severance benefits to the CEO and certain executive officers if their employment terminates as a result of a change of control of Associated. The CEO and members of the Executive Committee who are designated by the CEO are eligible to participate in the Change of Control Plan. As of December 31, 2012, each of the NEOs employed by Associated on December 31, 2012, and all members of the Executive Committee were designated to participate under the Change of Control Plan. All of the NEOs participated in the Change of Control Plan following Associated’s full repayment in September 2011 of the UST’s investment in Associated through TARP. See “Executive Compensation — Compensation Discussion and Analysis, Change of Control Plan.”

In addition to the payments that the NEOs would receive in the event of separation from employment triggering benefits under the Change of Control Plan at December 31, 2012, all unvested options, shares of restricted stock and RSUs held by the NEOs vest upon a change of control pursuant to the terms of the 2010 Plan. All unvested options held by the NEOs vest upon a change of control pursuant to the terms of the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan.

A NEO may also be eligible to receive fully discretionary severance benefits in the event of such NEO’s separation other than as a result of a change of control of Associated, pursuant to the Associated Banc-Corp Severance Pay Plan. Because these benefits are fully discretionary, they cannot be estimated for any particular NEO. See “Post-Termination and In-Service Arrangements.”

The table below sets forth the estimated maximum payments the NEOs would receive in the event of a change of control and separation from employment triggering benefits under the Change of Control Plan and the potential value to the NEOs of full acceleration of all unvested options, shares of restricted stock and RSUs, at December 31, 2012.

Name	Total Salary Continuation Benefit(1)	Medical, Dental, Life Insurance Benefits for the Duration of Payments(2)	Accrued Vacation(3)	Retirement Plan Contributions, Including the RAP, 401(k) and SERP	Incentive Bonus(4)	Outplacement Benefit(5)	Total Value of Shares of Restricted Stock and Restricted Stock Units(6)	Total Value of Options(7)	Total(8)
Philip B. Flynn	$3,750,000	$59,488	$24,038	$680,625	$1,875,000	$20,000	$2,118,619	$31,232	$8,559,002
Christopher J. Del Moral-Niles	$966,000	$32,639	$9,288	$115,155	$483,000	$20,000	$426,878	$5,578	$2,058,538
Scott S. Hickey	$784,000	$34,974	$7,538	$111,720	$392,000	$20,000	$495,317	$5,651	$1,851,200
James Yee	$920,000	$25,478	$8,846	$131,100	$460,000	$20,000	$203,557	$9,042	$1,778,023
John A. Utz	$700,000	$32,639	$6,731	$99,750	$350,000	$20,000	$409,608	$5,004	$1,623,732

(1)	Based on base salary at December 31, 2012. Pursuant to the Change of Control Plan, Mr. Flynn will be paid three times the amount of his base salary with an installment period of three years, and the other NEOs will be paid two times the amount of their base salary with an installment period of two years.

(2)	Based on program costs at December 31, 2012.

(3)	Maximum unused vacation accrual is 40 hours at year-end pursuant to Associated’s policy.

(4)	Pursuant to the Change of Control Plan, Mr. Flynn will be paid three times the amount of his target bonus with an installment period of three years, and the other NEOs will each be paid two times the amount of their target bonus with an installment period of two years.

(5)	The Change of Control Plan provides that outplacement services at the senior management and executive level, commensurate with the eligible employee’s duties, shall be provided by a mutually agreed outplacement agency. The estimate of the actual cost of the outplacement services is $20,000.

(6)	Value based on closing price of Associated Banc-Corp Common Stock of $13.12 on December 31, 2012. This includes the value of all unvested Restricted Stock and performance based RSUs, and any accrued dividend equivalent payments on all RSUs.

(7)	Value based on the closing price of Associated Banc-Corp Common Stock of $13.12 on December 31, 2012.

(8)	The Change of Control Plan also provides for payment of legal fees and expenses, if any, incurred as a result of a termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or in seeking to obtain or enforce any right or benefit provided by the Change of Control Plan). In addition, under the Change of Control Plan, payments are reduced in the event that the NEOs would be subject to excise taxes imposed under Section 280G, but only where the after-tax payments received by the NEO would be greater than the after-tax payments without regard to such reduction. The total amounts payable above have been calculated assuming no legal fees and expenses would be incurred and no 280G reduction would apply.

In the event of the death or disability of a NEO, the NEO’s unvested options, restricted stock, and restricted stock units (including accumulated dividend equivalent payments), will automatically vest. For most of the outstanding awards, there would be a full acceleration of vesting. However, with respect to any restricted stock grants made to the NEOs in 2011, the vesting would only be for a pro rata portion of such awards. In the event of a death or disability of any of the NEOs, if such event had occurred on December 31, 2012, using the closing price of stock of $13.12 on such date, the potential value of the acceleration of such equity awards would equal $1,808,184 for Mr. Flynn; $363,357 for Mr. Niles; $401,820 for Mr. Hickey; $212,599 for Mr. Yee; and $336,487 for Mr. Utz.

DIRECTOR COMPENSATION

The Board’s philosophy for director compensation is to provide a balanced competitive total compensation program that allows for the attraction and retention of qualified directors. Pay Governance conducted a market study of director compensation in December 2011 that formed the basis for the compensation approved by the Board and paid to non-employee directors in 2012 as follows:

•	$30,000 annual retainer

•	$100,000 additional retainer for the non-executive Chairman

•	$8,500 additional retainer for the Audit Committee Chair

•	$5,750 additional retainer for the Chairs of the Compensation and Benefits Committee, Corporate Governance Committee, Enterprise Risk Committee and Nominating and Search Committee

•	$1,750 Board meeting fee

•	$1,750 Audit Committee meeting fee

•	$1,250 Compensation and Benefits Committee, Corporate Governance Committee, Enterprise Risk Committee, Nominating and Search Committee and Corporate Development Committee meeting fee

•	Directors’ Deferred Compensation Plan contribution of $40,000 (invested in an account valued based on the trading price of Associated Common Stock)

In December 2012, the Board approved new compensation arrangements for non-employee directors beginning January 1, 2013. The new compensation arrangements represented the first change to the core compensation paid to Associated’s directors since 2007. In approving the new compensation arrangements, the Committee considered the increasing complexity of being a director, the increasing regulation of the banking industry and of publicly traded corporations in general, and the personal risk factors associated with being a director. These factors, among others, caused the Committee to give considerable thought to the program and ultimately guide director compensation towards the S&P 400 market range.

The material terms of the new arrangements, which are aligned with market practices, are as follows:

•	$70,000 annual retainer (with no additional fees paid for regular meetings)

•	$100,000 additional retainer for the non-executive Chairman

•

$10,000 additional retainer for the Chairs of the Audit Committee, Compensation and Benefits Committee, Corporate Development Committee, Corporate Governance Committee, Enterprise Risk Committee, Wealth Management Committee and Trust Committee

•	$1,500 ad hoc committee meeting fee

•

Upon initial appointment to the Board, the non-employee director will be granted RSUs with a fair market value of $70,000. In addition, each non-employee director will be granted RSUs with a fair market value of $70,000 annually. The RSUs subject to each grant will become fully vested on the fourth anniversary of each grant date.

The Committee will continue to evaluate the competitiveness of director compensation on an ongoing basis.

Directors’ Deferred Compensation Plan

Through its acquisition of other banks and bank holding companies, Associated Banc-Corp became the sponsor of several plans to which the directors of the acquired organizations had deferred their director compensation. To simplify ongoing administration, Associated Banc-Corp established its own directors’ deferred compensation plan and merged the predecessor plans into it effective July 1, 1999.

Each year, Associated Banc-Corp makes a monetary contribution into the Directors’ Deferred Compensation Plan for each non-employee director. That contribution must be invested in an account in which the account balance is based on the trading price of Associated Common Stock.

Directors may also defer any or all of their board fees, including retainers, as well as any committee and board meeting fees (although fees for regular meetings have been eliminated beginning in 2013). Earnings are based on the performance of plan investment alternatives and are not supplemented by Associated. With the exception of the investment of the Associated contribution referenced above, directors may realign investments as frequently as they wish.

Distributions begin six months after a director ceases to serve on the Board, and payments are made according to elections made prior to the commencement of deferrals. Distributions are paid either in a lump sum, or in annual installments over a five-year or ten-year period.

DIRECTOR COMPENSATION IN 2012

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John F. Bergstrom	$92,250	$0	$0	$0	$0	$0	$92,250
Ruth M. Crowley	94,750	0	0	0	0	0	94,750
Ronald R. Harder	108,750	0	0	0	0	0	108,750
William R. Hutchinson	233,250	0	0	0	0	0	233,250
Robert A. Jeffe	116,500	0	0	0	0	0	116,500
Eileen A. Kamerick	136,500	0	0	0	0	0	136,500
Richard T. Lommen	100,000	0	0	0	0	0	100,000
J. Douglas Quick	114,500	0	0	0	0	0	114,500
John C. Seramur	92,500	0	0	0	0	0	92,500
Karen T. van Lith	122,500	0	0	0	0	0	122,500
John (Jay) B. Williams	95,500	0	0	0	0	0	95,500

(1)	Includes $40,000 contribution to the Director’s Deferred Compensation Plan contributed in May 2012

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,133,572	$17.8661	5,987,643
Equity compensation plans not approved by security holders	0	0	0

Total	9,133,572	$17.8661	5,987,643

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, Associated’s directors and executive officers, as well as certain persons holding more than 10% of Associated’s stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, NASDAQ, and Associated (such requirements hereinafter referred to as “Section 16(a) filing requirements”). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Associated’s knowledge, based solely upon a review of the copies of such reports furnished to Associated, and upon written representations of directors and executive officers that no other reports were required, with respect to the fiscal year ended December 31, 2012, Associated’s officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Donna Smith was late in reporting a sale of stock to pay taxes on her vested restricted stock.

RELATED PERSON TRANSACTIONS

Officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are affiliated were customers of, and had banking transactions with, Associated’s subsidiary bank and/or investment subsidiaries in the ordinary course of business during 2012. Additional transactions of this type may be expected to take place in the ordinary course of business in the future. All loans and loan commitments were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Associated and, in management’s opinion did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2012, the aggregate principal amount of loans outstanding to directors, officers, or their related interests was approximately $37 million, which represented approximately 1.259% of consolidated stockholders’ equity.

Prior to the consummation of the merger of First Federal Capital Corp (“First Federal”) with Associated in October 2004, Mr. Lommen served as a non-employee director of First Federal. Mr. Lommen receives annual payments of $8,800 for 10 years under the First Federal Director Emeritus Program that began in the fourth quarter of 2004.

Related Party Transaction Policies and Procedures

We have adopted written Related Party Transaction Policies and Procedures that set forth Associated’s policies and procedures regarding the identification, review and approval or ratification of “interested transactions.” For purposes of Associated’s policy, an “interested transaction” is a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including indebtedness or guarantee of indebtedness) in which Associated and any “related party” are participants involving an amount that exceeds $120,000. Certain transactions, including transactions involving compensation for services provided to Associated as a director or executive officer by a related party, are not covered by this policy. A related party is any executive officer, director, nominee for election as director or a greater-than-5% shareholder of Associated, and any “immediate family member” of such persons.

Under the policies and procedures, the Corporate Governance Committee reviews and either approves or disapproves the entry into the interested transaction. In considering interested transactions, the Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The Related Party Transaction Policies and Procedures can be found on Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of Associated’s accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom meets the independence requirements set forth under the Exchange Act requirements and in NASDAQ and NYSE corporate governance rules. The Audit Committee operates under a written charter approved by the Board. The Charter can be found at Associated’s website at www.associatedbank.com, “About Us,” “Investor Relations,” “Corporate Governance.” Associated’s Board has also determined that two of the members of the Audit Committee, Ms. Kamerick and Ms. van Lith are “audit committee financial experts,” based upon their respective education and work experience. Associated believes Ms. Kamerick qualifies as an “audit committee financial expert” based upon her experience as Chief Financial Officer of Press Ganey Associates, Inc. since October 2012, Managing Director and Chief Financial Officer of Houlihan Lokey since May 2010, Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation from August 2008 until May 2010; Executive Vice President and Chief Financial Officer of BearingPoint, Inc. from May 2008 to June 2008; Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick & Struggles International, Inc., from June 2004 to May 2008; Executive Vice President and Chief Financial Officer of Bcom3 Group, Inc., parent company of Leo Burnett and Starcom Media from August 2001 to January 2003; and Executive Vice President and Chief Financial Officer of United Stationers from 2000 to 2001. Associated believes Ms. van Lith qualifies as an “audit committee financial expert” based upon the fact that she was a Certified Public Accountant and upon her experience as an auditor for Deloitte, Haskins & Sells from 1982 to 1984; as the person responsible for external financial reporting for Deluxe from 1984 to 1995; and as Chief Financial Officer for Gelco from 1999 to 2000.

Management is responsible for Associated’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of

Associated’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2012 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged With Governance), (AICPA, Professional Standards, Vol. 1 AU Section 380). The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2012 Form 10-K, to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Eileen A. Kamerick, Chairman

Ronald R. Harder

J. Douglas Quick

Karen T. van Lith

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Associated specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

APPROVAL OF THE ASSOCIATED BANC-CORP

2013 INCENTIVE COMPENSATION PLAN

We are requesting our shareholders to vote in favor of adopting the Associated Banc-Corp 2013 Incentive Compensation Plan (referred to in this proposal as the “2013 Plan”). On March 4, 2013, our Board of Directors adopted the 2013 Plan, subject to approval by our shareholders. If our shareholders approve the 2013 Plan, it will become effective on the date of the Annual Meeting, and it will replace the Associated Banc-Corp 2010 Incentive Compensation Plan (the “2010 Plan”) and no future awards will be made under the 2010 Plan. The description of certain key features of the 2013 Plan is subject to the specific provisions in the full text of the 2013 Plan, which is attached as Appendix A to this Proxy Statement.

The approval of the 2013 Plan is important for many reasons. A significant reason for requesting approval of the 2013 Plan is to ensure that we have sufficient shares of common stock available to make equity awards to our employees, in furtherance of the philosophy of the Compensation and Benefits Committee (referred to in this proposal as the “Committee”) that emphasizes payment of long-term incentive compensation without encouraging employees to take unnecessary and excessive risks. Shareholder approval of the 2013 Plan is necessary in order for us to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) of the Code (“Section 162(m)”), which is discussed in the Compensation Discussion and Analysis section, above, and the Performance-Based Compensation section of this Proposal 2, below. In addition, shareholder approval of the 2013 Plan will provide us with an incentive compensation plan that (1) expands the types of incentive compensation awards that may be granted to eligible persons; (2) requires “double trigger” change in control vesting for incentive compensation awards (i.e., a termination of employment must occur within a limited time period following a change in control for outstanding incentive awards to vest); and (3) contains minimum vesting requirements for most awards, the duration of which depends on whether the award is tied to the achievement of specified performance goals. If shareholders do not approve the 2013 Plan, the 2010 Plan will remain in place without any additional shares.

Purposes and Eligibility

The purposes of the 2013 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals, and to more closely align the participants’ interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors are eligible to participate in the 2013 Plan. As of February 28, 2013 we had 4,939 employees and 10 non-employee directors. We do not currently anticipate that our consultants will participate in the 2013 Plan.

Shares Authorized for Issuance

Under the 2013 Plan, 16,000,000 shares of our common stock are authorized for initial issuance, which will be increased by the number of shares (1) remaining, as of the effective date of the 2013 Plan, for issuance under the 2010 Plan, (2) that become available under the 2013 Plan and the 2010 Plan (including forfeitures under the 2003 Plan) pursuant to forfeiture, termination, lapse of restrictions or satisfaction of a share-based award in cash or other property other than with shares and (3) needed to substitute shares subject to outstanding awards granted by a company with which we consummate a business combination (as described in the “Substitute Awards” section below). The number of shares available under the 2013 Plan will be reduced by one for each share delivered as a result of the exercise of a stock option. Except with respect to a stock appreciation right (“SAR”) payable only in cash (in which case the number of available shares will not be reduced), the number of shares available under the 2013 Plan will be reduced by the greater of (a) the number of shares delivered upon exercise of a SAR, and (b) the number of shares underlying such right (i.e., shares associated with a SAR reduce the number of shares available under the 2013 Plan on a gross basis rather than a net basis). Each share delivered pursuant to the 2013 Plan in respect of an award other than a stock option, SAR or substitute award will reduce the number of shares available under the 2013 Plan by 2.8. The 2013 Plan provides that shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, shares used to pay the exercise price or required tax withholding for an award under the 2013 Plan and shares repurchased in the open market with the proceeds of an exercise price will be unavailable for future awards under the 2013 Plan.

The following table provides information as of February 28, 2013, regarding our total outstanding shares of common stock, shares remaining available for issuance under the 2010 Plan that would be added to the 2013 Plan upon shareholder approval of the 2013 Plan, total number of shares potentially subject to forfeiture under the 2010 Plan, shares underlying outstanding options under the 2010 Plan, and shares underlying full value awards under the 2010 Plan, as well as overhang, weighted average exercise price and option terms, and share price information.

Shares Outstanding	167,608,306
Shares Underlying Outstanding Options	9,192,522
Shares Outstanding + Shares Underlying Outstanding Options	176,800,828
Overhang (Shares Underlying Options Outstanding/Shares Outstanding)	5.5%
Weighted Average Exercise Price of Outstanding Options	$18.57
Weighted Average Remaining Contractual Term of Outstanding Options	6.6
Non-vested Full Value Awards Outstanding Under 2010 Plan	1,577,112
Shares Available for Grant from 2010 Plan	2,440,544
Total Overhang (Shares Underlying Outstanding Options + Shares Available)/Shares Outstanding	6.4%
Additional Shares Board Seeks Approval For	16,000,000
As a % of Shares Outstanding	9.5%
As a % of Shares Outstanding & Shares Underlying Outstanding Options	9.0%
Closing Price of Common Stock	$14.39

Administration and Types of Awards

The 2013 Plan is administered by the Committee, which interprets the 2013 Plan and, subject to the terms of the 2013 Plan, has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards. To the extent permitted under the 2013 Plan, with respect to awards that are not subject to minimum vesting requirements (described below in the Minimum Vesting and Termination of Employment or Services section), the Committee has the authority to accelerate vesting, waive restrictions or allow awards to continue to vest following termination.

The 2013 Plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	SARs;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	performance units;

•	annual incentive awards; and

•	shares.

Stock Options.

Options may be granted by the Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2013 Plan). Stock options will vest in accordance with the applicable award agreement. The exercise price for all stock options granted under the 2013 Plan will be determined by the Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the common stock on the date of grant. Further, shareholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the common stock on the date of grant.

The term of all stock options granted under the 2013 Plan will be determined by the Committee and will not exceed 10 years (or five years for incentive stock options granted to shareholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 in incentive stock options in any calendar year, any incentive stock options in excess of $100,000 granted during the same year will be treated as non-qualified stock options. Each option gives the participant the right to receive a number of shares of common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the shares acquired on exercise), personal check, wire transfer or, if approved by the Committee, shares of common stock or restricted common stock. The 2013 Plan also gives the Committee discretion to permit Associated to pay, in cash or shares, the net amount or “spread” between the total exercise price and the fair market value of the aggregate number of shares being exercised.

The 2013 Plan prohibits the repricing of stock options without the approval of shareholders. For this purpose, “repricing” means (except in the case of certain adjustments permitted by the 2013 Plan and described in the Adjustments section below): (1) lowering of the exercise price of a stock option after it is granted; (2) cancelling a stock option at a time when the exercise price exceeds the fair market value of the underlying common stock in exchange for another award; and (3) any other action which is treated as repricing under generally accepted accounting principles. The 2013 Plan provides that dividend equivalents will not be payable with respect to stock options and SARs.

SARs.

SARs may be granted on a stand alone basis or in tandem with stock options granted under the 2013 Plan. SARs are subject to the terms and conditions, including vesting conditions, set by the Committee. SARs will vest in accordance with the applicable award agreement. A SAR granted under the 2013

Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of the common stock over a specified price, known as the strike price, fixed by the Committee, which will not be less than 100% of the fair market value of the common stock on the grant date of the SAR. Payment may be made in cash, shares of the common stock, or other property, in any combination as determined by the Committee. The 2013 Plan prohibits the repricing of SARs (as described in the Stock Options section above). The 2013 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted Stock and Restricted Stock Units.

Restricted stock is common stock that is forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive shares of common stock, conditioned upon the satisfaction of restrictions imposed by the Committee. The Committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event. Except as described below in the Minimum Vesting and Termination of Employment or Service section, restricted stock which vests solely based upon continued employment will be subject to restrictions of at least three years, and restricted stock which vests based on attainment of specified performance goals will be subject to restrictions of at least one year. Participants may have voting rights in restricted stock and do not have voting rights in restricted stock units. Participants are eligible to receive dividends on all vested and unvested shares of restricted stock. Participants accrue dividend equivalents on restricted stock units, and will receive such dividends if and when such award vests. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units.

Deferred Stock.

Deferred stock is the right to receive shares of common stock at the end of a specified deferral period. The Committee will determine the number of shares and terms and conditions for each deferred stock award and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. A deferred stock award may also be made in connection with a participant’s deferral election to receive all or a portion of his or her salary and/or bonus or, in the case of a director, his or her cash retainer. If a deferred stock award is made pursuant to a voluntary deferral election by the participant, such award will not be subject to minimum vesting requirements. Otherwise, a deferred stock award will generally be subject to a minimum vesting period of three years. Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period.

Performance Units.

Performance units are any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, shares of common stock, restricted stock or restricted stock units. The Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. Performance units will not vest sooner than one year from their date of grant, except in certain limited circumstances described below in the Minimum Vesting and Termination of Employment or Service section. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units. The 2013 Plan provides that dividend equivalents will not be paid with respect to performance units prior to the date on which they vest.

Annual Incentive Awards.

The 2013 Plan includes annual incentive awards which may include awards under the MIP. The Committee will determine the amounts and terms of all annual incentive awards, including performance goals, which may be weighted for different factors and measures. In the case of annual incentive awards intended to satisfy Section 162(m), the Committee will designate individuals eligible for annual incentive awards within the first 90 days of the year for which the annual incentive award will apply and will certify attainment of performance goals within 60 days following the end of each year. In addition, the Committee may establish threshold, target and maximum annual incentive award opportunities for each participant. Annual incentive awards may be paid in cash, shares of common stock, restricted stock, options or any other award under the 2013 Plan. Such payment will be made by March 15th of the year following the year for which such incentive award was earned.

Performance-Based Compensation

Section 162(m) generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its other three most highly paid executive officers (not including the CEO or CFO) unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the company must obtain shareholder approval of the material terms of the performance goals for such compensation. The material terms which the shareholders approve constitute the framework within which the actual performance goals are set by the Committee.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and other executive officers under grants of awards (other than stock options and SARs) under the 2013 Plan, the board of directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.

The objective performance criteria we are requesting the shareholders to approve for awards (other than stock options and SARs) granted under the 2013 Plan include one or more of the following measures:

•	earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss (either in the aggregate or on a per-share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-share basis);

•	free cash flow (either in the aggregate or on a per-share basis);

•	capital ratio (either tier 1 or total);

•	non-interest expense;

•	costs;

•	gross revenues;

•	deposit growth;

•	loan loss provisions;

•	reductions in expense levels;

•	risk adjusted return on capital;

•	operating and maintenance cost management and employee productivity;

•	share price or total shareholder return (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	net economic value;

•	non-performing asset ratio;

•	net charge-off ratio;

•	net interest margin;

•	economic value added or economic value added momentum;

•	aggregate product unit and pricing targets;

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, loan quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	return on average assets or average equity;

•	achievement of objectives relating to diversity, employee turnover, or other human capital metrics;

•	results of customer satisfaction surveys or other objective measures of customer experience; and/or

•	debt ratings, debt leverage and debt service.

In any calendar year, no participant may be granted awards for options or SARs that exceed, in the aggregate, 400,000 underlying shares of our common stock. In any calendar year, no participant may be granted awards which are subject to performance measures and which are awards of restricted stock, deferred stock, restricted stock units or performance units (or any other award other than options or SARs which is determined by reference to the value of shares) that exceed, in the aggregate, 400,000 underlying shares of our common stock. No participant may be granted an annual incentive cash award that would have a maximum payout, during any calendar year, exceeding $3 million. No participant may be granted a cash award for a performance period of more than one year that would have a maximum payout, during the performance period, that would exceed $6 million. These limits are higher than we expect to be needed for awards under the 2013 Plan and are included in the 2013 Plan to comply with the requirements for deductibility of awards subject to Section 162(m).

Change in Control

Unless provided otherwise in an award agreement, a participant’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met upon the involuntary termination of such participant’s employment or service without cause during the two-year period following the occurrence of a change in control. In addition, the Committee may, in order to maintain a participant’s rights in the event of any change in control of Associated (1) make any adjustments to an outstanding award to reflect such change in control, or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the Committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of our common stock as of the date of the change in control. Under the 2013 Plan, the Committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of our common stock as of the date of the change in control. If the Committee determines that such an award should be cashed-out, the participant will receive the lesser of the fair market value of a share of our common stock on the date of the change in control or the price paid per share in the transaction that constitutes the change in control.

For purposes of the 2013 Plan, a “change in control” occurs when (1) any corporation, person or other entity, including a group, becomes the beneficial owner of more than 35% of our then-outstanding common stock; (2) consummation of our merger or consolidation with or into another corporation other than a majority-owned subsidiary of Associated, or a sale or other disposition of at least 85% of our assets, and following such a transaction the members of Associated’s Board of Directors prior to such transaction no longer constitute a majority of the board of directors of Associated surviving after such transaction; (3) consummation of a plan of liquidation of Associated; or (4) within any 24-month period a majority of our Board of Director positions are no longer held by (a) individuals who were members of the Board of Directors at the beginning of such 24-month period (the “Initial Board Members”), and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest). With respect to any award that would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A compliant, definition of “change in control” applies.

Minimum Vesting and Termination of Employment or Service

Minimum Vesting.

Any award that is conditioned upon satisfying specified performance goals and is payable in shares of common stock will not vest sooner than one year following the date of grant of such award. Any award that vests solely based upon the participant’s continued employment with Associated will not vest sooner than three years following the date of grant of such award. However, options, SARs and deferred stock that is received pursuant to a participant’s deferral election are not subject to these one-year and three-year minimum vesting requirements. Also, the one-year and three-year minimum vesting requirements may not apply if the participant terminates employment due to his or her early retirement, normal retirement, death, disability or a change in control of Associated. In addition, up to 5% of the available shares under the 2013 Plan will not be subject to the one-year and three-year minimum vesting requirements, as determined by the Committee either at the time an award is made or at a later date.

Treatment of Awards Following Termination.

Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service (either voluntarily by the participant or by us) without cause and not due to death, disability, early retirement or normal retirement, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option or SAR) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment due to his or her early retirement or normal retirement, such participant’s stock options or SARs will become fully vested and exercisable following such termination, and will remain exercisable for the remainder of their original term. With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option or SAR), and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, with respect to restricted stock, in the event of the participant’s termination of employment or service for any reason other than death, disability, early retirement or normal retirement, all unvested shares will be forfeited to us. Unless the applicable award agreement provides otherwise, upon a termination due to the participant’s death, disability, early retirement or normal retirement, all unvested shares of restricted stock will immediately vest.

Restricted stock units, performance units and deferred stock awards that are subject to the minimum one-year or three-year vesting requirements (described above under Minimum Vesting) may become vested in connection with a change in control of Associated or upon the participant’s termination of employment due to early retirement, normal retirement, death or disability, as determined by the Committee or in an applicable award agreement.

Key Definitions.

For purposes of the 2013 Plan, “cause” means (1) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of Associated or that would cause harm to its customer relations, operations or business prospects; (2) breach of a fiduciary duty to Associated; (3) violation or threatening to violate a restrictive covenant agreement (such as a non-compete, non-solicit or non-disclosure agreement); (4) unauthorized disclosure or use of confidential information or trade secrets; (5) violation of any lawful policies or rules of ours, including any applicable code of conduct; (6) commission of criminal activity; (7) failure to reasonably cooperate in any investigation or proceeding concerning Associated; (8) determination by a governmental authority or agency that bars or prohibits the participant from being employed in his or her current position; or (9) neglect or misconduct in the performance of a participant’s duties that remains unresolved ten days after we have given notice of the neglect or misconduct, in each case as determined by the Committee. However, if a participant is subject to an employment agreement with us that contains a different definition of “cause,” the definition contained in the employment agreement will control.

For purposes of the 2013 Plan, “early retirement” means the participant terminates employment or service with Associated after reaching age 55 and working with Associated for at least 15 years. For purposes of the 2013 Plan, “normal retirement” means the participant terminates employment or service with Associated after reaching age 62 and working with Associated for at least five years.

Amendment and Termination

Unless the 2013 Plan is earlier terminated by our Board of Directors, the 2013 Plan will automatically terminate on the earlier of (1) the date all shares subject to the 2013 Plan have been purchased or acquired and the restrictions on all restricted stock granted under the 2013 Plan have lapsed, and (2) ten years from the 2013 Plan’s effective date. Awards granted before the termination of the 2013 Plan may extend beyond that date in accordance with their terms. The Board of Directors is permitted to amend the 2013 Plan and the Committee is permitted to amend the terms and conditions of outstanding awards. However, no amendment of the 2013 Plan or an award may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent, decrease the minimum vesting requirements (described above in the Minimum Vesting and Termination of Employment or Service section), or violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Shareholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NASDAQ Global Select Market, which would include actions such as increasing the number of shares available under the 2013 Plan or expanding who is eligible to participate under the 2013 Plan.

Transferability

Unless otherwise determined by the Committee, awards granted under the 2013 Plan are not transferable except by will or the laws of descent and distribution. The Committee will have sole discretion to permit the transfer of an award to certain family members specified in the 2013 Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, the Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2013 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Substitute Awards

The 2013 Plan permits the Committee to grant substitute awards in connection with a corporate transaction with Associated. Substitute Awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Committee determines.

Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2013. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Stock Options.

The grant of stock options under the 2013 Plan will not result in taxable income to the recipient of the option or an income tax deduction for Associated. However, the transfer of common stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for Associated, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for Associated in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for Associated if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or 12 months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. Associated would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

SARs.

The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for Associated. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and such amount will be deductible by Associated.

Restricted Stock.

Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, Associated will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred Stock.

The granting of deferred stock generally should not result in taxable ordinary income to the recipient of deferred stock or a tax deduction for Associated. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received and a corresponding tax deduction by Associated. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock and any violation of Section 409A may result in potential acceleration of income taxation, as well as interest and tax penalties to the participant.

Other Awards.

The granting of restricted stock units, performance units or an annual incentive award generally should not result in the recognition of taxable income by the recipient or a tax deduction by Associated. The payment or settlement of these awards, or the grant of shares, should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of common stock received and a corresponding tax deduction by Associated. If the award consists of shares of common stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and Associated will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and Associated will be entitled to a corresponding tax deduction.

Section 162(m).

Under Section 162(m), we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest-paid executive officers (other than the Chief Financial Officer) who are employed by Associated on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this deduction limitation.

Section 280G of the Code.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2013 Plan in connection with a “change in control” of Associated might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and Associated would be denied a tax deduction for the amount of the excess parachute payment. However, the 2013 Plan provides for an automatic reduction of a participant’s awards to the extent that an award would result in any excess parachute payment that would trigger such an excise tax and such reduction would allow the participant to receive a greater after-tax value, unless the participant is party to a written agreement with Associated that provides for other treatment with respect to such excess parachute payments.

New Plan Benefits

Associated cannot determine (except as indicated in the table below) the number of shares or dollar amounts of long-term incentive awards that will be granted under the 2013 Plan to the NEOs, the executive officers as a group, directors who are not executive officers as a group and employees who are not executive officers as a group. Under the terms of the 2013 Plan, the amount of awards to be granted is within the discretion of the Committee. Accordingly, we have provided below a table of the aggregate number of award grants under the 2010 Plan to each of the NEOs and certain groups of participants during 2012.

Name and Position or Group	2012 Stock Options	2012 Restricted Stock Grants	2012 Restricted Stock Units
Philip B. Flynn
President and Chief Executive Officer	208,214	0	81,919
Christopher J. Del Moral-Niles
Executive Vice President, Chief Financial Officer	41,887	1,851	14,629
Scott S. Hickey
Executive Vice President, Chief Credit Officer	37,674	0	14,822
James Yee
Executive Vice President, Chief Information and Operations Officer	39,312	15,515	0
John A. Utz
Executive Vice President,
Head of Specialized Industries and Commercial Financial Services	33,363	0	13,126
Executive Officers as a Group	670,352	21,094	246,509
Non-Employee Directors as a Group	0	0	59
Non-Executive Officer Employees as a Group	2,390,167	238,596	0

Recommendation of the Board of Directors

The Board recommends that shareholders vote “FOR” the approval of the Associated Banc-Corp 2013 Incentive Compensation Plan. If a majority of the votes cast is voted “FOR” this Proposal 2, it will pass.

PROPOSAL 3

ADVISORY APPROVAL OF ASSOCIATED BANC-CORP’S NAMED

EXECUTIVE OFFICER COMPENSATION

Associated’s executive compensation program plays a key role in Associated’s ability to attract, retain and motivate the highest quality executive team. The principal objectives of Associated’s executive compensation program are to target executive compensation within competitive market ranges, reward performance and align executive incentive compensation with long-term shareholder value creation, without incenting unnecessary and excessive risk. As discussed above in the Compensation Discussion and Analysis, which begins on page 18, the Compensation Committee has designed the program to incorporate a number of features and best practices that support these objectives, including, among others:

•	Target total compensation for Associated’s Named Executive Officers generally near the median level for executives having comparable responsibility at financial institutions of comparable asset size;

•	A substantial portion of each of Associated’s Named Executive Officer’s target compensation is variable;

•	Variable pay opportunities are more heavily weighted toward long-term performance and delivered through equity-based incentives;

•	Equity awards are granted in the form of stock options and performance-based restricted stock units, which have a value directly aligned with shareholder value;

•	None of Associated’s Named Executive Officers are entitled to receive gross-up payments in connection with any excise tax or other tax liabilities; and

•	Limited number of perquisites available to Associated’s Named Executive Officers.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this proxy statement in its entirety for a detailed discussion of Associated’s executive compensation program.

As required under the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve the compensation of Associated’s Named Executive Officers as disclosed pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation and Benefits Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

The Board recommends that shareholders vote “FOR” the advisory approval of Associated Banc-Corp’s Named Executive Officer compensation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material). If a majority of the votes cast are voted “FOR” this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, and the Board has approved, KPMG LLP to serve as Associated’s independent registered public accounting firm for the year ending December 31, 2013. KPMG LLP audited Associated’s consolidated financial statements for the year ended December 31, 2012. It is expected that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

If KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. If a majority of the votes cast is voted “FOR” this Proposal 4, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 4. If the shareholders do not ratify the selection, the Audit Committee will take the shareholders’ vote under advisement.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Associated’s annual financial statements for 2012 and 2011, and fees billed for other services rendered by KPMG LLP.

	2012	2011
Audit Fees(1)	$968,500	$1,070,800
Audit-Related Fees(2)	321,300	308,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,289,800	$1,379,300

(1)	Audit fees include those necessary to perform the audit and quarterly reviews of Associated’s consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as comfort letters, consents, reviews of SEC filings, and reports on internal controls.

(2)	Audit-related fees consist principally of fees for recurring and required financial statement audits of certain subsidiaries, employee benefit plans, and common and collective funds.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by Associated’s independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the independent registered public accounting firm’s independence.

During 2012, each new engagement of Associated’s independent registered public accounting firm to perform audit and non-audit services was approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

The Audit Committee of the Board of Associated considers that the provision of the services referenced above to Associated is compatible with maintaining independence by KPMG LLP.

Recommendation of the Board of Directors

The Board recommends that shareholders vote “FOR” the selection of KPMG LLP as Associated’s independent registered public accounting firm for the year ending December 31, 2013.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, Associated is not aware of any matters to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, provides the designated proxies discretionary authority with respect to such matters.

SHAREHOLDER PROPOSALS

Proposals of a shareholder submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission (“Rule 14a-8”) for inclusion in the proxy statement for the annual meeting of shareholders to be held April 22, 2014, must be received by Associated at its executive offices no later than November 14, 2013. This notice of the annual meeting date also serves as the notice by Associated under the advance-notice Bylaw described below.

A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 22, 2014, must comply with the requirements set forth in Associated’s Amended and Restated Bylaws. To bring business before an annual meeting, Associated’s Amended and Restated Bylaws require, among other things, that the shareholder submit written notice thereof to Associated’s executive offices not less than 75 days nor more than 90 days prior to April 23, 2014. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 23, 2014, and no later than February 7, 2014. If notice is received before January 23, 2014, or after February 7, 2014, it will be considered untimely, and Associated will not be required to present such proposal at the April 22, 2014 Annual Meeting.

By Order of the Board of Directors,

Randall J. Erickson

Executive Vice President,

General Counsel

& Corporate Secretary

Green Bay, Wisconsin

March 14, 2013

APPENDIX A

Associated Banc-Corp

2013 Incentive Compensation Plan

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iii

Associated Banc-Corp

2013 Incentive Compensation Plan

Section 1.

Establishment, Purpose and Duration

1.1. Effective Date and Purpose. Associated Banc-Corp, a Wisconsin corporation (the “Company”), hereby establishes the Associated Banc-Corp 2013 Incentive Compensation Plan (the “Plan”). The Plan is intended to (a) align the interests of key employees and consultants of the Company and its subsidiaries, and directors of the Company, with the interests of the Company’s shareholders by encouraging stock ownership; (b) provide long-term stock and cash incentives and rewards to those individuals who are in a position to contribute to the long-term success and growth of the Company without encouraging participants to take unnecessary and excessive risks; and (c) assist the Company in attracting and retaining exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan was approved by the Company’s Board of Directors (the “Board”) on March 4, 2013, subject to approval by the Company’s shareholders, and, if approved by shareholders, the Plan shall become effective on April 23, 2013 (the “Effective Date”).

1.2. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.

Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1. “Annual Incentive Award” means a performance bonus determined under Section 12.

2.2. “Award” means any Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Share, Dividend Equivalent or Annual Incentive Award.

2.3. “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

2.4. “Beneficiary” means the Person designated to receive Plan benefits, if any, following a Grantee’s death in accordance with Section 16.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an Employment Agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in such Employment Agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (b) if there is no Employment Agreement in effect between the Company and the Grantee as of the first day of such Year or if the Employment Agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee).

2.7. “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between an Eligible Person and any Employer; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; (h) determination by a governmental authority or agency that bars or prohibits the Grantee from being employed in his or her current position with the Company; or (i) neglect or misconduct in the performance of the Grantee’s duties and responsibilities, provided that he or she did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Grantee; provided, however, that in the event a Grantee is party to a Employment Agreement with the Company or a Subsidiary that contains a different definition of Cause, the definition of Cause contained in such Employment Agreement shall be controlling.

2.8. “Change in Control” Means:

(a) with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; (ii) (A) consummation of the Company’s merger or consolidation with or into another corporation other than a majority-owned subsidiary of the Company, or the sale or other disposition of at least eighty-five percent (85%) of the Company’s assets, and (B) the persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof; (iii) the consummation of a plan of liquidation; or (iv) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

(b) with respect to Deferred Compensation Awards, the occurrence of one or more of any of the following:

(i) A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by

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such Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(ii) A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(iii) A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to eighty-five percent (85%) or more than the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(A)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	an entity, fifty percent (50%) or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

(C)	a Person, or more than one Person acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or

(D)	an entity, at least fifty percent (50%) of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in Section 2.8(b)(iii)(C).

For purposes of this Section 2.8(b):

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

“Group” shall have the meaning ascribed to such term in Treasury Regulations Section 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable;

stock ownership shall be determined under Code Section 409A; and

any interpretation or determination of the Committee regarding the payment of Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Code Section 409A, and shall be made with the intent to comply with Code Section 409A.

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2.9. “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings promulgated thereunder and to any successor provisions.

2.10. “Committee” has the meaning set forth in Section 3.1(a).

2.11. “Common Stock” means common stock, par value $.01 per share, of the Company.

2.12. “Company” has the meaning set forth in Section 1.1.

2.13. “Compensation Limitations” means any compensation limitations that may become applicable to the Company or Grantee pursuant to laws or other rules, regulations or written guidance issued pursuant to the authority of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or other applicable federal or state regulatory agency.

2.14. “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.15. “Deferred Compensation Award” means an Award that is not exempt from Code Section 409A and, thus, could be subject to adverse tax consequences under Code Section 409A.

2.16. “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.17. “Disability” means:

(a) with respect to Awards other than Deferred Compensation Awards, a mental or physical illness that entitles the Grantee to receive benefits under the long term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary.

(b) with respect to any Deferred Compensation Award, a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Notwithstanding anything to the contrary in this Section 2.17 to the contrary, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a felony criminal offense.

2.18. “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.19. “Early Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age fifty-five (55) and completion of fifteen (15) years of service with an Employer.

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2.20. “Effective Date” has the meaning set forth in Section 1.1.

2.21. “Eligible Person” means any (a) employee of an Employer, (b) nonemployee director of the Company or (c)  consultant engaged by an Employer.

2.22. “Employer” means the Company or any Subsidiary.

2.23. “Employment Agreement” means an employment agreement, offer letter, consulting agreement or other written agreement between an Employer and an Eligible Person, which relates to the terms and conditions of such person’s employment or other services for an Employer.

2.24. “Exchange Act” means the Securities Exchange Act of 1934 (and any successor thereto), as amended from time to time. References to a particular section of the Exchange Act include references to rules, regulations and rulings promulgated and in effect thereunder, and to any successors thereto.

2.25. “Exercise Date” means the date the Grantee or other holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.26. “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the NASDAQ Global Select Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its shareholders or its creditors.

2.27. “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.28. “Grantee” means an Eligible Person who has been granted an Award.

2.29. “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.30. “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

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2.31. “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.32. “Normal Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age sixty-two (62) and completion of five (5) years of service with an Employer.

2.33. “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.34. “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.35. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

2.36. “Performance Goal” means the objective and/or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (other than an Option, but including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.37. “Performance Measures” has the meaning set forth in Section 4.4(a).

2.38. “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

2.39. “Performance Unit” means any grant pursuant to Section 11 of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.40. “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.41. “Plan” has the meaning set forth in Section 1.1 and also includes any appendices hereto.

2.42. “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.43. “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

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2.44. “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) a restriction that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time, the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date, the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.45. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.46. “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.47. “Section 16 Nonemployee Director” means a member of the Board who satisfies the requirements to qualify as a “nonemployee director” under Rule 16b-3.

2.48. “Section 16 Person” means a person who is subject to potential liability under Section  16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.49. “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.

2.50. “Share” means a share of Common Stock.

2.51. “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.52. “Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the applicable Award Agreement.

2.53. “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Code Sections 414(b) and 414(c) if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2.

2.54. “Substitute Award” has the meaning set forth in Section 5.6.

2.55. “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.56. “Termination of Service” means,

(a) with respect to awards other than Deferred Compensation Awards, the first day on which (i) an individual is for any reason no longer providing services to an Employer as an employee, director or consultant or (ii) with respect to an individual who is an employee or consultant to a Subsidiary, such

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entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service; or

(b) with respect to Deferred Compensation Awards, a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) or as permitted under Code Section 409A .

2.57. “Year” means a calendar year.

Section 3.

Administration

3.1. Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation and Benefits Committee of the Board, unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 and/or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom (i) are Section 16 Non-Employee Directors and/or (ii) qualify as “outside directors” within the meaning of Code Section 162(m), as applicable. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under applicable law, to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section  16 Persons at the time any such delegated authority is exercised.

3.2. Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award, including (in each case, based on such considerations as the Committee shall determine) conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, satisfaction of performance criteria or the occurrence of one or more events or conditions;

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(c) to determine whether an Award will be subject to minimum vesting requirements under Section 5.3(d);

(d) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance, vesting or transfer conditions, including Performance Measures or Performance Goals, have been satisfied;

(e) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(f) to determine the Term, as applicable;

(g) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be paid and/or deferred, and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(h) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may continue to vest and/or be exercised;

(i) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Section 162(m), 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(j) to determine whether a Grantee has a Disability or a Retirement (including years of service);

(k) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(l) to determine whether an Eligible Person is subject to Compensation Limitations;

(m) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(n) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in Compensation Limitations or other applicable laws, regulations or accounting principles;

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provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(o) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(p) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(p), and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, or (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Compensation Limitation or other applicable law or regulation, or a change in an existing Compensation Limitation or other applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(q) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards that may from time to time be exercised by a Grantee and requiring the Grantee to enter into restrictive covenants;

(r) to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, any rules and regulations adopted hereunder, Award Agreements or any other instrument entered into or relating to an Award under the Plan; and

(s) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.

Shares Subject to the Plan and Adjustments

4.1. Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed the sum of (i) 16,000,000 plus (ii) the number of

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remaining Shares under the Associated Banc-Corp 2010 Incentive Compensation Plan (the “2010 Plan”) (not subject to outstanding awards under the 2010 Plan and not delivered out of the Shares reserved thereunder) as of the Effective Date of the Plan, plus (iii) the number of Shares that become available under the 2010 Plan after the Effective Date of the Plan pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than Shares (the combined total of (i), (ii) and (iii) being referred to as the “Available Shares”). For purposes of this Section 4.1(a)), (x) each Share delivered pursuant to the exercise of an Option shall reduce the Available Shares by one (1) Share; (y) a number equal to the greater of each Share delivered upon exercise of a SAR and the number of Shares underlying such SAR (whether the distribution is made in cash, Shares or a combination of cash and Shares) shall reduce the Available Shares by one (1) Share, other than a SAR that, by its terms, from and after the Grant Date thereof is payable only in cash, in which case the Available Shares shall not be reduced; and (z) each Share delivered pursuant to an Award, other than an Option, SAR or Substitute Award, shall reduce the Available Shares by 2.8 Shares. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan in the same ratio as such Shares were previously counted as issued under the Plan with respect to such forfeited or terminated Award. If any Award is settled in cash, the Shares subject to such Award that are not delivered shall again be available for grants under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the Option Price or withholding taxes related to an outstanding Award, and (iii) Shares repurchased on the open market with the proceeds of the Option Price.

(b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the cash payment of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

4.2. Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split up, spin off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding

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Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee; provided, however, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that, after such adjustment, Awards continue not to be nonqualified deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to adverse tax consequences under Code Section 409A).

4.3. Compliance With Code Section 162(m).

(a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. No Grantee may be granted Awards for Options or SARs with respect to a number of Shares in any one (1) Year exceeding 400,000 Shares. For Awards which are subject to Performance Measures and which are Awards of Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units or any other Award other than Options or SARs which is determined by reference to the value of Shares (Awards meeting such criteria hereinafter referred to as “Full Value Performance-Based Awards”), no Grantee may be granted Full Value Performance-Based Awards with respect to a number of Shares in any one (1) Year exceeding 400,000 Shares. If a Full Value Performance-Based Award is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares that may be granted to a Grantee in any Year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award that would have a maximum payout, during any Year, exceeding $3,000,000. No Grantee may be granted a cash Award for a Performance Period of more than one (1) Year that would have a maximum payout, during the Performance Period, that would exceed $6,000,000.

4.4. Performance Based Exception Under Section 162(m).

(a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i) Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii) Earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

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(iv) Operating profit;

(v) Cash flow (either in the aggregate or on a per-Share basis);

(vi) Free cash flow (either in the aggregate on a per-Share basis);

(vii) Capital ratio (either Tier 1 or total);

(viii) Non-interest expense;

(ix) Costs;

(x) Gross revenues;

(xi) Deposit growth;

(xii) Loan loss provisions;

(xiii) Reductions in expense levels;

(xiv) Risk adjusted return on capital;

(xv) Operating and maintenance cost management and employee productivity;

(xvi) Share price or total shareholder return (including growth measures and total shareholder return or attainment by the Shares of a specified value for a specified period of time);

(xvii) Net economic value;

(xviii) Nonperforming asset ratio;

(xix) Net charge-off ratio;

(xx) Net interest margin;

(xxi) Economic value added or economic value added momentum;

(xxii) Aggregate product unit and pricing targets;

(xxiii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, loan quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(xxiv) Return on average assets or average equity;

(xxv) Achievement of objectives relating to diversity, employee turnover or other human capital metrics;

(xxvi) Results of customer satisfaction surveys or other objective measures of customer experience; and/or

(xxvii) Debt ratings, debt leverage and debt service;

provided, however, that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

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(b) Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 5.

Eligibility and General Conditions of Awards

5.1. Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3. General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or which are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARs. Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs shall become fully vested and exercisable at the time of such Termination of

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Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service due to his or her Early Retirement or Normal Retirement, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for the remainder of their original Term.

(iii) If the Grantee either incurs a Termination of Service by an Employer without Cause or a Termination of Service, which is voluntary on the part of the Grantee (and not due to such Grantee’s death, Disability, Early Retirement or Normal Retirement), the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of thirty (30) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such thirty (30) day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(iv) If the Grantee incurs a Termination of Service for Cause all Options and SARs shall be immediately canceled and forfeited to the Company.

(b) Restricted Stock. Except as otherwise provided in an Award Agreement:

(i) If Termination of Service occurs by reason of the Grantee’s death, Disability, Early Retirement or Normal Retirement, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to the applicable Restrictions.

(ii) If Termination of Service occurs for any reason other than the Grantee’s death, Disability, Early Retirement or Normal Retirement while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.

(c) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d) Minimum Vesting. Except as otherwise provided pursuant to this Section 5.3 and Section 14, (i) in the case of any Award (other than an Option or SAR) that is conditioned upon the attainment of specified performance goals by the Grantee with the Company or a Subsidiary (including a division or business unit of the Company or a Subsidiary) and is payable in Shares, the Restrictions shall last for no less than one (1) year, or (ii) in the case of an Award, other than Deferred Stock that is granted in connection with a Grantee’s Deferral Election, that is conditioned solely upon the continuous employment by the Grantee with the Company or a Subsidiary and is payable in Shares, the Restrictions shall last for no less than three (3) years. Except as otherwise provided pursuant to this Section 5.3 and Section 14, during the mandated one-year and three-year period of Restrictions, as applicable, the Committee may not waive the Restrictions for all or any part of such Award. Notwithstanding the foregoing, the Committee shall have the authority under this Section 5.3(d) to accelerate, vest or waive Restrictions with respect to any Awards (that are subject to the minimum vesting restrictions set forth above) that (A) (exclusive of the accelerations, vesting and waivers

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permitted pursuant to clauses (B) and (C) below) do not, in the aggregate, exceed five percent (5%) of the Available Shares under the Plan (as such number may be adjusted or increased from time to time pursuant to the Plan), (B) occur in connection with a Change in Control, or (C) occur, with a respect to any Grantee, in connection with the death, Disability, Early Retirement or Normal Retirement of such Grantee.

(e) Waiver. Notwithstanding anything to the contrary in the Plan, the Committee may in its sole discretion as to all or part of any Award that is not subject to the one-year or three-year minimum vesting requirements specified in Section 5.3(d), at the time the Award is granted or thereafter, (i) determine that Awards shall become exercisable or vested, or Restrictions shall lapse, (ii) determine that Awards shall continue to become exercisable or vested in full or in installments, or Restrictions shall continue to lapse, after a Termination of Service, (iii) extend the period for exercise of Options or SARs following a Termination of Service (but not beyond the original Term), or (iv) provide that any Award shall, in whole or in part, not be forfeited upon such Termination of Service.

5.4. Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death, or a transfer by the Grantee to the Company with respect to Restricted Stock, shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding Sections 5.4(a) and 5.4(b) above, to the extent provided in the applicable Award Agreement, Non-Qualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, (i) a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or similar entity of which all of the partners, members or shareholders are such Grantee or members of his or her Immediate Family, and (ii) the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

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(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5. Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with an Employer.

5.6. Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or nonemployee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve such preservation of economic value.

5.7. Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.8. No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.

Stock Options

6.1. Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3. Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, or as otherwise permissible under this Section 6.3, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option.

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Without the approval of shareholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (a) lowering the exercise price of an Option or SAR after it is granted; (b) any other action that is treated as a repricing under generally accepted accounting principles; (c) cancelling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Stock, in exchange for another Award, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section 4.2.

6.4. Vesting. Shares subject to an Option shall become vested and exercisable as specified in the applicable Award Agreement.

6.5. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below in this Section 6.5);

(b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate Non-Qualified Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

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(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of the Plan, except as otherwise provided in subsections (d) and (e) above, as a Non-Qualified Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(p) and 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6. Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check or wire transfer;

(ii) with the approval of the Committee, Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law and the Company’s policies, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) The Committee may, in its discretion, specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (i) all the Shares acquired on exercise of the Option shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date, or (ii) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date.

(c) At the discretion of the Committee and subject to applicable law, the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option on such terms and conditions as the Committee may determine.

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(d) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including evidence of authority of such Person or Persons to exercise the Option.

(e) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.

Stock Appreciation Rights

7.1. Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis or in tandem with an Option. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2. Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall specify the Grant Date, the Strike Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the SAR pertains, the time or times at which such SAR shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as shall be determined by the Committee.

7.3. Strike Price. The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than one hundred percent (100%)  of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4. Vesting. Shares subject to a SAR shall become vested and exercisable as specified in the applicable Award Agreement.

7.5. Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6. Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs that it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

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Section 8.

Restricted Stock

8.1. Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2. Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of the Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, Restrictions under applicable laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the above.

8.3. Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4. Vesting. Shares subject to a Restricted Stock Award shall become vested and transferable as specified in the applicable Award Agreement and in accordance with Section 5.3(d) (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount, unless otherwise specified in the applicable Award Agreement.

8.5. Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares of Restricted Stock or acquired such Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock or the Option Price, as applicable, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as administratively practical. Such Restricted Stock shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6. Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or vested and transferable, or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable or vested and transferable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7. Shareholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of

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Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same Restrictions and other terms (including forfeiture) as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may, in its discretion, provide for payment of interest on deferred cash dividends.

Section 9.

Restricted Stock Units

9.1. Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights with respect to Restricted Stock Units.

9.2. Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions not inconsistent with the Plan or Code Section 409A as the Committee shall determine. The Committee may impose such Restrictions on Restricted Stock Units as it deems appropriate, including time-based Restrictions, Restrictions based on the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, restrictions under securities laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the above, provided that such Restrictions are in accordance with Section 5.3(d) if applicable.

9.3. Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(b) Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit, as determined by the Committee. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as

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administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the Year following the Year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Notwithstanding the foregoing, for Restricted Stock Units which are Deferred Compensation Awards, if the RSU Account is payable to a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), then the Settlement Date, to the extent the Restrictions have lapsed due to the Grantee’s Termination of Service, shall not be before the date that is six (6) months after the date of such Termination of Service (or, if earlier, such Grantee’s death). Unless otherwise provided in an Award Agreement (e.g., with respect to Early Retirement or Normal Retirement), in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.

Deferred Stock

10.1. Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3), and (4), the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of Restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2. Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan (including Section 5.3(d) if applicable) and Code Section 409A.

10.3. Deferred Stock Elections.

(a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, bonus and/or cash retainer (in the case of a director) (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus, cash retainer or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Company (pursuant to procedures established by the Committee) no later than December 31 of the Year preceding the Year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it shall be irrevocable. Each Deferral Election shall remain in effect with respect to

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subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which a subsequent Deferral Election is permitted.

(c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation Section 1.409A-2(b).

10.4. Deferral Account.

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share, as determined by the Committee. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (i) a specified date as in Treasury Regulation Section 1.409A-3(i)(1), (ii) a Change in Control (within the meaning of Section 2.8(b), (iii) the Grantee’s “separation from service” as provided in Treasury Regulation Section 1.409A-1(b), (iv) the Grantee’s death, (v) the Grantee’s Disability, or (vi) an “unforeseeable emergency” of the Grantee as provided in Treasury Regulation Section 1.409A-3(i)(3).

Section 11.

Performance Units

11.1. Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at

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any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan (including Section 5.3(d)) as shall be determined by the Committee.

11.2. Value/Performance Goals. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units may be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable directly correlated to the degree of attainment of the various performance levels during the Performance Period. Unless otherwise provided in an Award Agreement, no payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If Performance Goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Code Section 162(m), all Performance Goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Code Section 162(m).

11.3. Earning of Performance Units. Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the Performance Goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

11.4. Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the Performance Goals or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the Performance Goals or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Goals or the Performance Period.

Section 12.

Annual Incentive Awards

12.1. Annual Incentive Awards. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of such Year. The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

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12.2. Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum. The Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any Year.

(b) Establishment of Performance Goals and Bonus Opportunities. For any Annual Incentive Award granted, the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of the Year. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine, and as provided under Section 4.4.

(c) Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee may adjust an Annual Incentive Award, or delegate with respect to such an Award, as provided in Section 4.4. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d) Termination of Service. If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and in the absence of such determination by the Committee the Grantee shall receive no Annual Incentive Award for such Year; provided, however, that, to extent that an Annual Incentive Award is intended to comply with the Performance-Based Exception, the payment of such Award shall be determined based upon actual performance at the end of the Year and any payment of such Award shall be paid in accordance with Section 12.3, unless otherwise provided in the applicable Award Agreement in a manner compliant with Code Section 162(m).

12.3. Time of Payment of Annual Incentive Awards. Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than the March 15 after the end of the Year for which the Annual Incentive Award relates.

12.4. Form of Payment of Annual Incentive Awards. An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award, or any combination thereof, as provided in the Award Agreement or in such form as the Committee may approve.

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Section 13.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with the Plan and Code Section 409A. Unless otherwise provided in the Award Agreement or in Section 9 and Section 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the Year following the Year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Section 9 and Section 10 of the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited. Notwithstanding the foregoing, no Dividend Equivalents may be paid with respect to unvested Performance Units.

Section 14.

Change in Control

14.1. Acceleration of Vesting. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the Section 2.8 definition of “Change in Control” with respect to a particular Award, and (b) a Grantee’s involuntary Termination of Service (other than due to Cause) that occurs during the two (2) year period immediately following such Change in Control event, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable; provided, however, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse tax consequences under Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations with respect to a Change in Control in any Award Agreement as it may deem desirable.

14.2. Special Treatment in the Event of a Change in Control. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the Section 2.8 definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-Share Option Price or Strike Price (as applicable) that is greater than the Change in Control Price (defined below); or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-Share Option Price or Strike Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Strike Price (as applicable), multiplied by (y) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (a) the per-Share Fair Market Value as of the date of the Change in Control, or (b) the price paid per Share as part of the transaction which constitutes the Change in Control.

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Section 15.

Amendments and Termination

15.1. Amendment and Termination.

(a) Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, provided that (i) any amendment shall be subject to the approval of the Company’s shareholders if (A) such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted or (B) such amendment would decrease the minimum vesting requirements under Section 5.3(d); and (ii) any Plan amendment or termination will not impermissibly accelerate the timing of any payments that constitute nonqualified deferred compensation under Code Section 409A and result in adverse tax consequences under Code Section 409A.

(b) Subject to Section 15.2, the Committee may amend the terms of any Award Agreement, prospectively or retroactively, in accordance with the terms of the Plan.

15.2. Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(m), 3.2(p), 5.5, 15.1 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or an Award Agreement without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board or the Committee (as applicable) shall have the authority to amend the Plan and outstanding Awards to the extent necessary or advisable to account for changes in applicable law, regulations, rules or other written guidance (including Compensation Limitations) without a Grantee’s consent.

Section 16.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s estate shall be the Grantee’s Beneficiary.

Section 17.

Withholding

17.1. Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or a SAR, upon the lapse of Restrictions on an Award or upon payment of any benefit or right under the Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the

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Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of an Option or a SAR, upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to clause 17.1(a)(iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this Section 17.1(a) is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 17.1(a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.

General Provisions

18.1. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin, other than its law respecting choice of laws and applicable federal law.

18.2. Severability. If any provision of this Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

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18.3. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.4. Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award Agreement, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5. Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6. Section 409A. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award Agreements hereunder shall be administered, operated and interpreted in accordance with Code Section 409A, including, without limitation, any regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A, including Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Code Section 409A

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or otherwise to be imposed, then the Grantee (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her Beneficiaries, as applicable) for, any such adverse tax consequences. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), then such payment, to the extent payable due to the Grantee’s Termination of Service and not otherwise exempt from Code Section 409A, shall not be paid before the date that is six (6) months after the date of such Termination of Service (or, if earlier, such Grantee’s death).

18.7. Mitigation of Excise Tax. If any payment or right accruing to a Grantee under the Plan (without the application of this Section 18.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 18.7 shall apply with respect to any person only if, after reduction for any applicable federal excise tax imposed by Code Section 4999 and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes. Notwithstanding the foregoing, in the event a Grantee is a party to a Employment Agreement with the Company or a Subsidiary that provides for more favorable treatment for the Grantee regarding Code Section 280G, including, but not limited to, the right to receive a gross-up payment for the excise tax under Code Section 4999, such agreement shall be controlling.

18.8. No Rights as a Shareholder. No Grantee shall have any rights as a shareholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) that may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.9. Awards Not Taken into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any Employment Agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.10. Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an Employment Agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the Employment Agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the Employment Agreement requiring Compensation Committee of the Board, Board or shareholder approval in order for an exemption from

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Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the shareholders, as applicable, and (b) the Employment Agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an Employment Agreement or modification to an Employment Agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the Employment Agreement expressly so provide.

18.11. Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.12. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.13. No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

18.14. Military Service. Awards shall be administered in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.15. Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18.17. Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

18.18. Compensation Limitations. Notwithstanding anything in the Plan to the contrary, (a) no payment or benefit hereunder will be provided to a Grantee if any such payment or benefit would violate any applicable Compensation Limitations and (b) the Board or Committee (as applicable in accordance with Section 15) may amend the Plan or an Award Agreement at any time, without the consent of the Grantee, to the extent it determines necessary to comply with any applicable Compensation Limitations.

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ANNUAL MEETING OF ASSOCIATED BANC-CORP		Annual Meeting of Associated Banc-Corp to be held on Tuesday, April 23, 2013 for Holders as of February 28, 2013 This proxy is being solicited on behalf of the Board of Directors
Date:	April 23, 2013
Time:	11:00 A.M. (Central Time)
Place:	Fort Howard Theater – Bemis Center, St. Norbert College, 100 Grant Street, De Pere, Wisconsin.

Please make your marks like this: ☒ Use dark black pencil or pen only The Board of Directors recommends that you vote FOR each director nominee and FOR proposals 2, 3 and 4:					INTERNET	VOTED BY:	TELEPHONE
1:	Election of Directors
		For		Withhold	Go To		866-390-6276

01 John F. Bergstrom

02 Ruth M. Crowley

03 Philip B. Flynn

04 Ronald R. Harder

05 William R. Hutchinson

06 Robert A. Jeffe

07 Eileen A. Kamerick

08 Richard T. Lommen

09 J. Douglas Quick

10 Karen T. van Lith

11 John (Jay) B. Williams

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	www.proxypush.com/asbc •Cast your vote online. •View Proxy Materials.	OR	•Use any touch-tone telephone.
•Have your Proxy Card/Voting Instruction Form ready.
•Follow the simple recorded instructions.

MAIL
					OR	•Mark, sign and date your Proxy Card/Voting Instruction Form.
•Detach your Proxy Card/Voting Instruction Form.
•Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Randall J. Erickson and Michael E. Silver, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Associated Banc-Corp which the undersigned is entitled to vote at said meeting or any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5.

All votes must be received by 11:59 P.M., Eastern Time, April 22, 2013.

All votes for 401(k) participants must be received by 11:59 P.M., Eastern Time, April 21, 2013.

		For	Against	Abstain
2:	The approval of the Associated Banc-Corp 2013 Incentive Compensation Plan.	☐	☐	☐
3:	Advisory approval of Associated Banc-Corp’s named executive officer compensation.	☐	☐	☐
4:	The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2013.	☐	☐	☐
5:	To consider and vote upon any other matters which may properly come before the meeting or any adjournment thereof.

To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed.	☐		PROXY TABULATOR FOR
ASSOCIATED BANC-CORP P.O. BOX 8016 CARY, NC 27512-9903

EVENT #
Please Sign Here	Please Date Above
CLIENT #
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. (CDT) on Tuesday, April 23, 2013, at the Fort Howard Theater – Bemis Center, St. Norbert College, 100 Grant Street, De Pere, Wisconsin. Associated’s Wealth Management professionals will present an economic/investment update beginning at 10:00 a.m.

Proxy — Associated Banc-Corp

Proxy/Voting Instructions Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders on April 23, 2013.

The undersigned hereby appoints Randall J. Erickson and Michael E. Silver, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Associated Banc-Corp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

1.

The election of 11 Directors: John F. Bergstrom, Ruth M. Crowley, Philip B. Flynn, Ronald R. Harder, William R. Hutchinson, Robert A. Jeffe, Eileen A. Kamerick, Richard T. Lommen, J. Douglas Quick, Karen T. van Lith and John (Jay) B. Williams.

2.	The approval of the Associated Banc-Corp 2013 Incentive Compensation Plan.
3.	Advisory approval of Associated Banc-Corp’s named executive officer compensation.
4.	The ratification of the selection of KPMG LLP as the independent registered public accounting firm for Associated Banc-Corp for the year ending December 31, 2013.
5.	To consider and vote upon any other matters which may properly come before the meeting or any adjournment thereof.